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                                     $45,000,000
                                   CREDIT AGREEMENT

                              DATED AS OF JUNE 11, 1997


                                        AMONG


                                 WAVETEK CORPORATION
                                     AS BORROWER,

                              THE LENDERS LISTED HEREIN,
                                     AS LENDERS,


                              DLJ CAPITAL FUNDING, INC.,
                                AS SYNDICATION AGENT,

                                         AND

                                 FLEET NATIONAL BANK,
                               AS ADMINISTRATIVE AGENT

                                     ARRANGED BY:

                 DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

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

                                 WAVETEK CORPORATION

                                   CREDIT AGREEMENT


                                  TABLE OF CONTENTS



                                                                          PAGE

SECTION 1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .     2
      1.1    Certain Defined Terms . . . . . . . . . . . . . . . . . . .     2
      1.2    Accounting Terms; Utilization of GAAP for Purposes of
             Calculations Under Agreement. . . . . . . . . . . . . . . .    35
      1.3    Other Definitional Provisions and Rules of Construction . .    35
      1.4    Currency Equivalents Generally. . . . . . . . . . . . . . .    36

SECTION 2.   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS. . . . . . . . .    36
      2.1    Commitments; Making of Loans; Notes; Register; General
             Provisions Regarding Offshore Currency Loans. . . . . . . .    36
      2.2    Interest on the Loans . . . . . . . . . . . . . . . . . . .    48
      2.3    Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
      2.4    Repayments, Prepayments and Reductions in Revolving Loan
             Commitments; General Provisions Regarding Payments. . . . .    53
      2.5    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .    61
      2.6    Special Provisions Governing Offshore Rate Loans. . . . . .    62
      2.7    Increased Costs; Taxes; Capital Adequacy. . . . . . . . . .    65
      2.8    Obligation of Lenders and Issuing Lenders to Mitigate . . .    69
      2.9    DEFAULTING LENDERS. . . . . . . . . . . . . . . . . . . . .    70

SECTION 3.   LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . .    71
      3.1    Issuance of Letters of Credit and Lenders' Purchase of
             Participations Therein. . . . . . . . . . . . . . . . . . .    71
      3.2    Letter of Credit Fees . . . . . . . . . . . . . . . . . . .    74
      3.3    Drawings and Reimbursement of Amounts Paid Under Letters
             of Credit . . . . . . . . . . . . . . . . . . . . . . . . .    75
      3.4    Obligations Absolute. . . . . . . . . . . . . . . . . . . .    78
      3.5    Indemnification; Nature of Issuing Lenders' Duties. . . . .    79
      3.6    Increased Costs and Taxes Relating to Letters of Credit . .    80

SECTION 4.   CONDITIONS TO LOANS AND LETTERS OF CREDIT . . . . . . . . .    81
      4.1    Conditions to Term Loans and Initial Revolving Loans,
             Offshore Currency Loans and Swing Line Loans. . . . . . . .    81
      4.2    Conditions to All Loans . . . . . . . . . . . . . . . . . .    89
      4.3    Conditions to Letters of Credit . . . . . . . . . . . . . .    90


                                         (i)

                                                                          PAGE

SECTION 5.   COMPANY'S REPRESENTATIONS AND WARRANTIES. . . . . . . . . .    91
      5.1    Organization, Powers, Qualification, Good Standing,
             Business and Subsidiaries . . . . . . . . . . . . . . . . .    91
      5.2    Authorization of Borrowing, etc.. . . . . . . . . . . . . .    92
      5.3    Financial Condition . . . . . . . . . . . . . . . . . . . .    93
      5.4    No Material Adverse Change; No Restricted Junior Payments .    94
      5.5    Title to Properties; Liens; Real Property . . . . . . . . .    94
      5.6    Litigation; Adverse Facts . . . . . . . . . . . . . . . . .    95
      5.7    Payment of Taxes. . . . . . . . . . . . . . . . . . . . . .    95
      5.8    Performance of Agreements; Materially Adverse Agreements. .    96
      5.9    Governmental Regulation . . . . . . . . . . . . . . . . . .    96
      5.10   Securities Activities . . . . . . . . . . . . . . . . . . .    96
      5.11   Employee Benefit Plans. . . . . . . . . . . . . . . . . . .    96
      5.12   Certain Fees. . . . . . . . . . . . . . . . . . . . . . . .    97
      5.13   Environmental Protection. . . . . . . . . . . . . . . . . .    97
      5.14   Employee Matters. . . . . . . . . . . . . . . . . . . . . .    98
      5.15   Solvency. . . . . . . . . . . . . . . . . . . . . . . . . .    99
      5.16   Matters Relating to Collateral. . . . . . . . . . . . . . .    99
      5.17   Disclosure. . . . . . . . . . . . . . . . . . . . . . . . .   100

SECTION 6.   COMPANY'S AFFIRMATIVE COVENANTS . . . . . . . . . . . . . .   100
      6.1    Financial Statements and Other Reports. . . . . . . . . . .   100
      6.2    Corporate Existence, etc. . . . . . . . . . . . . . . . . .   105
      6.3    Payment of Taxes and Claims; Tax Consolidation. . . . . . .   106
      6.4    Maintenance of Properties; Insurance. . . . . . . . . . . .   106
      6.5    Inspection Rights; Lender Meeting . . . . . . . . . . . . .   107
      6.6    Compliance with Laws, etc.. . . . . . . . . . . . . . . . .   108
      6.7 Environmental Review and Investigation, Disclosure, Etc.; Company's Actions Regarding Hazardous Materials
             Activities, Environmental Claims and Violations of
             Environmental Laws. . . . . . . . . . . . . . . . . . . . .   108
      6.8    Execution of Subsidiary Guaranty and Personal Property
             Collateral Documents by Certain Subsidiaries and Future
             Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . .   111
      6.9    Conforming Leasehold Interests; Matters Relating to
             Additional Real Property Collateral . . . . . . . . . . . .   112

SECTION 7.   COMPANY'S NEGATIVE COVENANTS. . . . . . . . . . . . . . . .   114
      7.1    Indebtedness. . . . . . . . . . . . . . . . . . . . . . . .   114
      7.2    Liens and Related Matters . . . . . . . . . . . . . . . . .   116
      7.3    Investments; Joint Ventures . . . . . . . . . . . . . . . .   117
      7.4    Contingent Obligations. . . . . . . . . . . . . . . . . . .   118
      7.5    Restricted Junior Payments. . . . . . . . . . . . . . . . .   120
      7.6    Financial Covenants . . . . . . . . . . . . . . . . . . . .   120


                                         (ii)

                                                                          PAGE

      7.7    Restriction on Fundamental Changes; Asset Sales and
             Acquisitions. . . . . . . . . . . . . . . . . . . . . . . .   124
      7.8    Consolidated Capital Expenditures . . . . . . . . . . . . .   126
      7.9    Restriction on Leases . . . . . . . . . . . . . . . . . . .   127
      7.10   Sales and Lease-Backs . . . . . . . . . . . . . . . . . . .   127
      7.11   Sale or Discount of Receivables . . . . . . . . . . . . . .   127
      7.12   Transactions with Shareholders and Affiliates . . . . . . .   128
      7.13   Disposal of Subsidiary Stock; Restrictions on
             Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . .   129
      7.14   Conduct of Business . . . . . . . . . . . . . . . . . . . .   129
      7.15   Amendments of Certain Documents; Designation of
             "Designated Senior Debt." . . . . . . . . . . . . . . . . .   129

SECTION 8.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . .   130
      8.1    Failure to Make Payments When Due . . . . . . . . . . . . .   130
      8.2    Default in Other Agreements . . . . . . . . . . . . . . . .   130
      8.3    Breach of Certain Covenants . . . . . . . . . . . . . . . .   131
      8.4    Breach of Warranty. . . . . . . . . . . . . . . . . . . . .   131
      8.5    Other Defaults Under Loan Documents . . . . . . . . . . . .   131
      8.6    Involuntary Bankruptcy; Appointment of Receiver, etc. . . .   131
      8.7    Voluntary Bankruptcy; Appointment of Receiver, etc. . . . .   132
      8.8    Judgments and Attachments . . . . . . . . . . . . . . . . .   132
      8.9    Dissolution . . . . . . . . . . . . . . . . . . . . . . . .   133
      8.10   Employee Benefit Plans. . . . . . . . . . . . . . . . . . .   133
      8.11   Change of Control . . . . . . . . . . . . . . . . . . . . .   133
      8.12   Invalidity of Subsidiary Guaranty . . . . . . . . . . . . .   133
      8.13   Failure of Security . . . . . . . . . . . . . . . . . . . .   133
      8.14   Failure to Consummate the Recapitalization Transactions . .   133
      8.15   Action Under Related Financing Documents. . . . . . . . . .   134

SECTION 9.   THE AGENTS. . . . . . . . . . . . . . . . . . . . . . . . .   135
      9.1    Appointment . . . . . . . . . . . . . . . . . . . . . . . .   135
      9.2    Powers and Duties; General Immunity . . . . . . . . . . . .   136
      9.3    Representations and Warranties; No Responsibility For
             Appraisal of Creditworthiness . . . . . . . . . . . . . . .   138
      9.4    Right to Indemnity. . . . . . . . . . . . . . . . . . . . .   139
      9.5    Successor Agents, Swing Line Lender and Offshore
             Currency Funding Lender . . . . . . . . . . . . . . . . . .   139
      9.6    Collateral Documents and Subsidiary Guaranty. . . . . . . .   141
      9.7    Other Titles. . . . . . . . . . . . . . . . . . . . . . . .   142

SECTION 10.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .   142
     10.1    Assignments and Participations in Loans and Letters
             of Credit . . . . . . . . . . . . . . . . . . . . . . . . .   142
     10.2    Expenses. . . . . . . . . . . . . . . . . . . . . . . . . .   145
     10.3    Indemnity . . . . . . . . . . . . . . . . . . . . . . . . .   146


                                        (iii)

                                                                          PAGE

     10.4    Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . .   147
     10.5    Ratable Sharing . . . . . . . . . . . . . . . . . . . . . .   148
     10.6    Amendments and Waivers. . . . . . . . . . . . . . . . . . .   148
     10.7    Independence of Covenants . . . . . . . . . . . . . . . . .   150
     10.8    Notices . . . . . . . . . . . . . . . . . . . . . . . . . .   150
     10.9    Survival of Representations, Warranties and Agreements. . .   150
     10.10   Failure or Indulgence Not Waiver; Remedies Cumulative . . .   151
     10.11   Marshalling; Payments Set Aside . . . . . . . . . . . . . .   151
     10.12   Severability. . . . . . . . . . . . . . . . . . . . . . . .   151
     10.13   Obligations Several; Independent Nature of Lenders' Rights.   151
     10.14   Headings. . . . . . . . . . . . . . . . . . . . . . . . . .   152
     10.15   Applicable Law. . . . . . . . . . . . . . . . . . . . . . .   152
     10.16   Successors and Assigns. . . . . . . . . . . . . . . . . . .   152
     10.17   Consent to Jurisdiction and Service of Process. . . . . . .   152
     10.18   Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . .   153
     10.19   Judgment. . . . . . . . . . . . . . . . . . . . . . . . . .   154
     10.20   Confidentiality . . . . . . . . . . . . . . . . . . . . . .   154
     10.21   Counterparts; Effectiveness . . . . . . . . . . . . . . . .   155

             Signature pages . . . . . . . . . . . . . . . . . . . . . .   S-1


                                         (iv)

                                       EXHIBITS


I         FORM OF NOTICE OF BORROWING
II        FORM OF NOTICE OF CONVERSION/CONTINUATION
III       FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV        FORM OF TERM NOTE
V         FORM OF REVOLVING NOTE
VI        FORM OF SWING LINE NOTE
VII       FORM OF COMPLIANCE CERTIFICATE
VIII      FORM OF OPINION OF SULLIVAN & CROMWELL
IX        FORMS OF OPINIONS OF LOCAL AND FOREIGN COUNSEL
X         FORM OF OPINION OF O'MELVENY & MYERS LLP
XI        FORM OF ASSIGNMENT AGREEMENT
XII       FORM OF COLLATERAL ACCOUNT AGREEMENT
XIII      FORM OF COMPANY PLEDGE AGREEMENT
XIV       FORM OF COMPANY SECURITY AGREEMENT
XV        FORM OF COMPANY PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT
XVI       FORM OF COMPANY TRADEMARK SECURITY AGREEMENT
XVII      FORM OF SUBSIDIARY GUARANTY
XVIII     FORM OF SUBSIDIARY PLEDGE AGREEMENT
XIX       FORM OF SUBSIDIARY SECURITY AGREEMENT
XX        FORM OF SUBSIDIARY PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT
XXI       FORM OF SUBSIDIARY TRADEMARK SECURITY AGREEMENT
XXII      FORM OF MORTGAGE
XXIII     FORM OF FINANCIAL CONDITION CERTIFICATE
XXIV      FORM OF AUDITOR'S LETTER
XXV       FORM OF OFFSHORE CURRENCY NOTE


                                         (v)

                                      SCHEDULES


1.1       LENDING OFFICES
2.1       LENDERS' COMMITMENTS AND PRO RATA SHARES
4.1E      CLOSING DATE MORTGAGED PROPERTIES
5.1       SUBSIDIARIES OF COMPANY
5.5       REAL PROPERTY
5.11      CERTAIN EMPLOYEE BENEFIT PLANS
5.13      ENVIRONMENTAL MATTERS
7.1       CERTAIN EXISTING INDEBTEDNESS
7.2       CERTAIN EXISTING LIENS
7.3       CERTAIN EXISTING INVESTMENTS
7.4       CERTAIN EXISTING CONTINGENT OBLIGATIONS



                                         (vi)

                                 WAVETEK CORPORATION

                                   CREDIT AGREEMENT


     This CREDIT AGREEMENT is dated as of June 11, 1997 and entered into by and among WAVETEK CORPORATION, a Delaware corporation ("COMPANY"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as syndication agent hereunder for Lenders (in such capacity, "SYNDICATION AGENT"), and FLEET NATIONAL BANK, as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT").


                                   R E C I T A L S

     WHEREAS, Company intends to engage in certain recapitalization transactions (the "Recapitalization Transactions") whereby Company will repurchase shares of its common stock (including all shares of its outstanding Class B Common Stock) and make cash payments for the surrender of stock options from employees in an aggregate amount not to exceed $159,400,000;

     WHEREAS, Company will finance the Recapitalization Transactions, including the payment of related fees and expenses, from the proceeds of (i) the issuance of shares of its Common Stock (terms used herein without definition shall have the meanings set forth therefor in subsection 1.1 of this Agreement) to the New Equity Investors for an aggregate purchase price of approximately $43,500,000, which shares of Common Stock represent 49.7% of Company's outstanding Common Stock following the Recapitalization Transactions, (ii) the issuance of not less than $85,000,000 in original principal amount of Senior Subordinated Notes,
(iii) cash-on-hand of Company and (iv) $25,000,000 in Term Loans and approximately $3,500,000 in Revolving Loans;

     WHEREAS, Company desires to secure all of its Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of its property, including a pledge of all of the capital stock of each of its Domestic Subsidiaries and a pledge of sixty-five percent (65%) of the capital stock of each of its Foreign Subsidiaries;

     WHEREAS, all of the Domestic Subsidiaries of Company have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of their respective property, including a pledge of all of the capital stock of each of their respective Domestic Subsidiaries and a pledge of sixty-five percent (65%) of the capital stock of each of their Foreign Subsidiaries other than any Immaterial Subsidiary;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Syndication Agent and Administrative Agent agree as follows:

SECTION 1.     DEFINITIONS

1.1  CERTAIN DEFINED TERMS.

          The following terms used in this Agreement shall have the following meanings:

          "ACQUISITION" has the meaning assigned to that term in subsection 7.7(ii).

          "ADDITIONAL MORTGAGE" has the meaning assigned to that term in subsection 6.9B.

          "ADDITIONAL MORTGAGE POLICY" has the meaning assigned to that term in subsection 6.9B.

          "ADDITIONAL MORTGAGED PROPERTY" has the meaning assigned to that term in subsection 6.9B.

          "ADJUSTED OFFSHORE RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for an Offshore Rate Loan, the rate per annum obtained by (a) DIVIDING (i) the arithmetic average of the offered quotations (rounded upward to the nearest 1/16 of one percent) to first class banks in the London interbank market by Reference Lender for deposits (for delivery on the first day of such Interest Period) in the Applicable Currency of amounts comparable to the principal amount of the Offshore Rate Loans of Reference Lender for which the Adjusted Offshore Rate is then being determined with maturities comparable to such Interest Period as of approximately 11:00 a.m. (London time) on such Interest Rate Determination Date BY (ii) a percentage equal to 100% MINUS the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D and without duplication, ADDING (b) the additional cost (expressed as a percentage per annum and rounded upwards to the nearest 1/16 of one percent) to the Lenders of complying with the relative reserve asset ratio required by the Bank of England from time to time (if any) and any analogous requirement of any central banking or financial regulatory authority imposed in respect of the funding or maintenance of commitments or loans of the type contemplated hereby and applicable to a specific Offshore Currency.

          "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

          "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

          "AFFILIATE," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (ii) the ownership of more than 5% of the voting securities of that Person. Notwithstanding the foregoing, in no event shall any Lender, the Arranger or any Agent be deemed to be an Affiliate of Company for purposes of any Loan Document.

          "AGENTS" means, collectively, the Syndication Agent and the Administrative Agent.

          "AGREEMENT" means this Credit Agreement dated as of June 11, 1997, as it may be amended, supplemented or otherwise modified from time to time.

          "APPLICABLE BASE RATE MARGIN" means, as of any date of determination, a percentage per annum as set forth below opposite the applicable Consolidated Leverage Ratio; PROVIDED that for the period beginning on and including the Closing Date to and including August 15, 1997, the Applicable Base Rate Margin shall be 1.50% per annum:

          CONSOLIDATED LEVERAGE RATIO           APPLICABLE BASE RATE MARGIN

            greater than 4.50:1.00                         1.50%
       less than or equal to 4.50:1.00
          but greater than 4.00:1.00                       1.25%
       less than or equal to 4.00:1.00
          but greater than 3.00:1.00                       1.00%
       less than or equal to 3.00:1.00                     0.75%

          "APPLICABLE OFFSHORE RATE MARGIN" means, as of any date of determination, a percentage per annum set forth below opposite the applicable

Consolidated Leverage Ratio; PROVIDED that for the period beginning on and including the Closing Date to and including August 15, 1997, the Applicable Offshore Rate Margin shall be 2.50% per annum:

           CONSOLIDATED LEVERAGE RATIO       APPLICABLE OFFSHORE RATE MARGIN

              greater than 4.50:1.00                      2.50%
         less than or equal to 4.50:1.00
           but greater than 4.00:1.00                     2.25%
         less than or equal to 4.00:1.00
           but greater than 3.00:1.00                     2.00%
         less than or equal to 3.00:1.00                  1.75%

          "APPLICABLE CURRENCY" means, as to any particular payment, Loan or Letter of Credit, Dollars or the Offshore Currency in which it is denominated or is payable.

          "ARRANGER" means Donaldson, Lufkin & Jenrette Securities Corporation, as arranger of the credit facilities described herein.

          "ASSET SALE" means the sale, lease, assignment or other transfer (whether voluntary or involuntary) for value (collectively, a "transfer") by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (including, without limitation, the loss, damage or destruction of assets giving rise to insurance proceeds to the extent such insurance proceeds are not used to restore, repair or replace the assets so lost, damaged or destroyed within six months following the receipt of such insurance proceeds), other than (a) Inventory sold in the ordinary course of business, (b) any such transfer to the extent that the aggregate value of such assets so transferred in any Fiscal Year is equal to $250,000 or less and (c) the sale and leaseback of the manufacturing facility located in Norwich, England.

          "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of EXHIBIT XI annexed hereto.

          "AUDITOR'S LETTER" means a letter, substantially in the form of
EXHIBIT XXIV annexed hereto, from Company's independent certified public accountants.

          "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "BASE RATE" means, at any time, the higher of (x) the Prime Rate or
(y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

          "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

          "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) and (iii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or California or the Commonwealth of Massachusetts or is a day on which banking institutions located in any such state or commonwealth are authorized or required by law or other governmental action to close, (ii) with respect to all notices, determinations, fundings and payments in Dollars in connection with the Adjusted Offshore Rate or any Offshore Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market, and (iii) with respect to all notices, determinations, fundings and payments in any Offshore Currency in connection with the Adjusted Offshore Rate or any Offshore Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day on which banks and foreign exchange markets are open for foreign exchange business in London, and on which banks and foreign exchange markets are also open for foreign exchange business in the principal financial center of the country of that Offshore Currency.

          "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "CASH" means money, currency or a credit balance in a Deposit Account.

          "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least

"adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

          "CERTIFICATE RE NON-BANK STATUS" means a certificate in form and substance satisfactory to Administrative Agent delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii) pursuant to which such Lender certifies, under penalty of perjury, that it is not (i) a "bank" as such term is defined in subsection 881(c)(3) of the Internal Revenue Code; (ii) a 10 percent shareholder of Company within the meaning of Section 871(h)(3)(B) or
Section 881(c)(3)(B) of the Internal Revenue Code; or (iii) a "controlled" foreign corporation related to Company within the meaning of Section 864(d)(4) of the Internal Revenue Code.

          "CHANGE OF CONTROL" means (i) any Person (other than a Permitted Holder) or any group (within the meaning of Section 13(d)(3) of the Exchange
Act) of Persons (other than any Permitted Holders), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, in one or more transactions, of Securities of Company (or other Securities convertible into such Securities) representing 30% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency, (ii) the first day on which a majority of the members of the Board of Directors of Company are not Continuing Directors or (iii) any "Change of Control" as such term is defined in the Senior Subordinated Note Indenture shall have occurred.

          "CLOSING DATE" means June 11, 1997.

          "CLOSING DATE MORTGAGE" and "CLOSING DATE MORTGAGES" have the meanings assigned to those terms in subsection 4.1E(i).

          "CLOSING DATE MORTGAGED PROPERTY" and "CLOSING DATE MORTGAGED PROPERTIES" have the meanings assigned to those terms in subsection 4.1E(i).

          "COLLATERAL" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

          "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement executed and delivered by Company and Administrative Agent on the Closing Date, substantially in the form of EXHIBIT XII annexed hereto, as such

Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

          "COLLATERAL DOCUMENTS" means the Company Pledge Agreement, the Company Security Agreement, the Company Trademark Security Agreement, the Company Patent Collateral Assignment and Security Agreement, the Collateral Account Agreement, the Subsidiary Pledge Agreements, the Subsidiary Security Agreements, the Subsidiary Trademark Security Agreements, the Subsidiary Patent Collateral Assignment and Security Agreements, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

          "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

          "COMMITMENT FEE PERCENTAGE" means, as of any date of determination, a percentage per annum set forth below opposite the applicable Consolidated Leverage Ratio; PROVIDED that for the period beginning on and including the Closing Date to and including August 15, 1997, the Commitment Fee Percentage shall be .50% per annum:

        CONSOLIDATED LEVERAGE RATIO           COMMITMENT FEE PERCENTAGE

           greater than 4.00:1.00                       0.500%
      less than or equal to 4.00:1.00
         but greater than 3.00:1.00                     0.375%
      less than or equal to 3.00:1.00                   0.250%

          "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

          "COMMON STOCK" means the Common Stock of Company, par value $0.01 per share.

          "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

          "COMPANY PLEDGE AGREEMENT" means the Company Pledge Agreement executed and delivered by Company on the Closing Date, substantially in the form of
EXHIBIT XIII annexed hereto, or any other pledge agreement, document or instrument with a similar or comparable effect executed by Company with respect to a Foreign Subsidiary, in form and substance satisfactory to Agents, as such Company Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

          "COMPANY SECURITY AGREEMENT" means the Company Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of EXHIBIT XIV annexed hereto, as such Company Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

          "COMPANY PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT" means the Company Patent Collateral Assignment and Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of EXHIBIT XV annexed hereto, as such Company Patent Collateral Assignment and Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

          "COMPANY TRADEMARK SECURITY AGREEMENT" means the Company Trademark Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of EXHIBIT XVI annexed hereto, as such Company Trademark Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

          "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT VII annexed hereto delivered to Administrative Agent and Lenders by Company pursuant to subsection 6.1(iv).

          "COMPUTATION DATE" has the meaning specified in subsection 2.1F.

          "CONFORMING LEASEHOLD INTEREST" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Administrative Agent (which writing has been delivered to Administrative Agent), whether under the terms of the applicable lease, under the terms of a Landlord Estoppel and Consent, or otherwise, to the matters described in the definition of "Landlord Estoppel and Consent," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

          "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries.

          "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, EXCLUDING Cash and Cash Equivalents.

          "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, EXCLUDING the current portions of Consolidated Total Debt.

          "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income, PLUS, to the extent such items were included in such computation of Consolidated Net Income, the sum of the amounts for such period of (i) Consolidated Interest Expense, (ii) provisions for taxes based on income, (iii) total depreciation expense, (iv) total amortization expense, (v) other non-cash items reducing Consolidated Net Income and (vi) with respect to the Fiscal Year ended September 30, 1996 only, any provision for restructuring operations LESS other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; PROVIDED that Consolidated Net Income shall exclude the impact of foreign currency translations and any one-time charge or expense incurred in order to make cash payments to option holders pursuant to the Stock Purchase and Recapitalization Agreement. Notwithstanding the foregoing, the provision for taxes based on the income of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Company by such Subsidiary either (i) without prior governmental approval or (ii) with governmental approval that has been obtained or that could readily and reasonably be obtained, and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

          "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment MINUS (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (without duplication, net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Interest Expense, and (d) the provision for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period.

          "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Interest Expense, (ii) provisions for taxes based on income, and (iii) scheduled principal payments in respect of Consolidated Total Debt, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts payable to Arranger and Administrative Agent with respect to the financings contemplated by this Agreement on or before the Closing Date.

          "CONSOLIDATED LEVERAGE RATIO" means as at any date of determination, the ratio of Consolidated Total Debt as of the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter in which such date of determination occurs to Consolidated EBITDA for the four Fiscal Quarters ending as of such last day of such immediately preceding Fiscal Quarter.

          "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted without prior governmental approval (unless such governmental approval could be readily and reasonably obtained) or, directly or indirectly, permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and
(v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

          "CONSOLIDATED NET WORTH" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

          "CONSOLIDATED RENTAL PAYMENTS" means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis during that period under all Capital Leases and Operating Leases to which Company or any of its Subsidiaries is a party as lessee.

          "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

          "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

          "CONTINGENT OBLIGATION," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other monetary obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

          "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Company who (i) was a member of such Board of Directors on the Closing Date (after the consummation of the Recapitalization Transactions) or (ii) was nominated for election or elected to such Board of Directors either pursuant to the Stockholders Agreement or with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of nomination or election.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party designed to protect Company or any of its Subsidiaries against fluctuations in currency values with respect to known or reasonably anticipated receipts or disbursements of funds.

          "DEFAULT EXCESS" has the meaning assigned to that term in subsection 2.9.

          "DEFAULTING LENDER" has the meaning assigned to that term in subsection 2.9.

          "DEFAULT PERIOD" has the meaning assigned to that term in subsection 2.9.

          "DEFAULTED REVOLVING LOAN" has the meaning assigned to that term in subsection 2.9.

          "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "DLJ" has the meaning assigned to that term in the introduction to this Agreement.

          "DLJMB INVESTOR GROUP" means DLJ Merchant Banking Partners II, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJMB Funding II, Inc., UK Investment Plan 1997 Partners, DLJ First ESC L.L.C., DLJ EAB Partners, L.P. and DLJ Millenium Partners, L.P.

          "DOLLAR EQUIVALENT" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Computation Date provided for in subsection 2.1F.

          "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

          "DOMESTIC SUBSIDIARY" means a direct or indirect Subsidiary of Company that is incorporated or organized under the laws of a state of the United States of America.

          "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; PROVIDED that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (B) any Lender and any Affiliate of any Lender; PROVIDED that no Affiliate of Company shall be an Eligible Assignee.

          "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

          "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health or safety as it relates to Hazardous Materials Activity, natural resources or the environment.

          "ENVIRONMENTAL LAWS" means any and all statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health or industrial hygiene as it relates to Hazardous Materials Activity, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.
Section  9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C.
Section  1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C.
Section  6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C.
Section  1251 ET SEQ.),
the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.) as it relates to Hazardous Materials Activity, the Oil Pollution Act (33 U.S.C. Section 2701 ET
SEQ) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C.
Section 11001 ET SEQ.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and any similar or comparable laws in a jurisdiction outside of the United States applicable to Company or any of its Subsidiaries.

          "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

          "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which constitutes grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or
Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "EVENT OF DEFAULT" means each of the events set forth in Section 8.

          "EXCESS INTEREST" has the meaning assigned to that term in subsection 2.4C.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and any comparable or similar laws in a jurisdiction outside of the United States applicable to Company or any of its Subsidiaries.

          "EXISTING CREDIT AGREEMENT" means the First Amended and Restated Business Loan Agreement, dated as of August 7, 1996, as amended on February 1, 1997, between Bank of America N.T. & S.A. and Wavetek U.S. Inc.

          "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates; PROVIDED that any such real property of any Affiliate shall not be a Facility within the meaning of this definition unless such real property is in fact leased, operated or used by Company or any of its Subsidiaries.

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

          "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xiii).

          "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral (other than Permitted Encumbrances which as a matter of statutory law have priority over any other Lien irrespective of the prior perfection or filing of such other Lien) and (ii) such Lien is the only Lien (other than Permitted Encumbrances) to which such Collateral is subject.

          "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

          "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on September 30 of each calendar year or such other date as may be adopted by Company.

          "FLEET" means Fleet National Bank.

          "FLOOD HAZARD PROPERTY" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

          "FOREIGN SUBSIDIARY" means a direct or indirect Subsidiary of Company which is incorporated or organized under the laws of any government or sovereignty other than any state of the United States of America.

          "FUNDING AND PAYMENT OFFICE" means (i) in respect of funds or payments in Dollars to Administrative Agent (a) the office of Administrative Agent specified on Schedule 1.1 as Administrative Agent's Domestic Lending Office or
(b) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender, (ii) in respect of funds or payments to Swing Line Lender (a) the office of Swing Line Lender specified on Schedule 1.1 as Swing Line Lender's Lending Office or (b) such other office of Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Swing Line Lender to Company, Administrative Agent and each Lender and (iii) in the case of payments in any Offshore Currency, (a) the office of Offshore Currency Funding Lender specified on Schedule 1.1 as Offshore Currency Funding Lender's Offshore Lending Office or (b) such other address as the Offshore Currency Funding Lender may from time to time designate as such in a written notice delivered by Offshore Currency Funding Lender to Company, Administrative Agent and each Lender.

          "FUNDING DATE" means the date of the funding of a Loan.

          "FUNDING DEFAULT" has the meaning assigned to that term in subsection 2.9.

          "FX TRADING OFFICE" means the office at 75 State Street, Boston MA., 02109, Attn: Mark Morris, of Administrative Agent, or such other of Administrative Agent's offices as Administrative Agent may designate from time to time.

          "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "GEI" means Green Equity Investors II, L.P.

          "GOODING GROUP" means Dr. Terence J. Gooding and each of his Permitted Transferees.

          "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

          "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "acutely hazardous waste," "radioactive waste," "biohazardous waste," "pollutant," "toxic pollutant," "contaminant," "restricted hazardous waste," "infectious waste," "toxic substances," or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental
Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and
(x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Environmental Law or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

          "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

          "IMMATERIAL SUBSIDIARY" means any Subsidiary of Company that does not engage in any significant business activity and is designated as such on
SCHEDULE 5.1 annexed hereto; PROVIDED, HOWEVER, that all Immaterial Subsidiaries in the aggregate shall not own assets with an aggregate fair market value in excess of $500,000 and shall not generate aggregate annual revenues in excess of $500,000; and PROVIDED FURTHER that no Immaterial Subsidiary shall have any Subsidiary other than an Immaterial Subsidiary.

          "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (vi) any other liability that is classified as indebtedness on a balance sheet in conformity with GAAP. Obligations under Interest Rate Agreements and Currency Agreements constitute
(X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

          "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

          "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

          "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, the fifteenth day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan; PROVIDED that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

          "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

          "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

          "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute, and any similar or comparable laws in a jurisdiction outside of the United States applicable to Company or any of its Subsidiaries.

          "INVENTORY" means, with respect to any Person as of any date of determination, all goods, merchandise and other personal property which are then held by such Person for sale or lease, including raw materials and work in process.

          "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person, (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its wholly-owned Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment PLUS the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "IP COLLATERAL" means, collectively, the Collateral under the Company Patent Collateral Assignment and Security Agreement, the Company Trademark Security Agreement, the Subsidiary Patent Collateral Assignment and Security Agreement, and the Subsidiary Trademark Security Agreement.

          "ISSUING LENDER" means, with respect to any Letter of Credit, the Lender which is obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

          "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

          "LANDLORD ESTOPPEL AND CONSENT" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Agents, pursuant to which such lessor agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if any Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property) and (ii) to such other matters relating to such Leasehold Property as Agents may reasonably request.

          "LEASEHOLD PROPERTY" means any leasehold interest of any Loan Party as lessee or sublessee under any lease of real property.

          "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include

Swing Line Lender and Offshore Currency Funding Lender unless the context otherwise requires; PROVIDED that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

          "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender specified as its "Domestic Lending Office" or "Offshore Lending Office," as the case may be, on SCHEDULE 1.1, or such other office or offices as to which such Lender may from time to time notify Company and Administrative Agent.

          "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

          "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate Dollar Equivalent amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS (ii) the aggregate Dollar Equivalent amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company.

          "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "LOAN" or "LOANS" means one or more of the Term Loans, Revolving Loans, Offshore Currency Loans or Swing Line Loans or any combination thereof.

          "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty and the Collateral Documents.

          "LOAN PARTY" means each of Company and any of its Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

          "MARGIN DETERMINATION CERTIFICATE" means an Officer's Certificate of Company delivered with the financial statements required pursuant to subsection 6.1(ii) or 6.1(iii) setting forth the Consolidated Leverage Ratio which is applicable as of the last day of the fiscal period for which such financial statements and Officer's Certificate are being delivered.

          "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations or condition (financial or otherwise) of Company and its Subsidiaries taken as a whole or (ii) the impairment in any material respect of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, the Obligations or any of the Loan Documents.

          "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

          "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property reasonably determined by Agents to be of material value as Collateral or of material importance to the operations of Company or any of its Subsidiaries.

          "MINIMUM AMOUNT" means (i) in the case of Base Rate Loans, $100,000 or any multiple of $100,000 in excess of that amount, (ii) in the case of Offshore Rate Loans denominated in Dollars, $100,000 or any multiple of $100,000 in excess of that amount, (iii) in the case of Offshore Rate Loans denominated in British pounds sterling, L65,000 or any multiples of L65,000 in excess of that amount, (iv) in the case of Offshore Rate Loans denominated French francs, (symbol for French franc) 600,000 or any multiples of (symbol for French franc) 600,000 in excess of that amount and (v) in the case of Offshore Rate Loans denominated in Deutsche marks, DM175,000 or any multiple of DM175,000 in excess of that amount.

          "MORTGAGE" means (i) a security instrument (whether designated as a deed of trust, mortgage, leasehold deed of trust or leasehold mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of EXHIBIT XXII annexed hereto or in such other form as may be approved by Agents in their sole discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at the option of Agents, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to Agents, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "MORTGAGES" means all such instruments, including any Additional Mortgages, collectively.

          "MORTGAGED PROPERTY" means a Closing Date Mortgaged Property or an Additional Mortgaged Property.

          "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

          "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) or proceeds received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

          "NEW EQUITY INVESTORS" means the DLJMB Investor Group and GEI.

          "NON-US LENDER" has the meaning assigned to that term in subsection 2.7B.

          "NOTE OFFERING MEMORANDUM" means the Offering Memorandum dated June 6, 1997, with respect to the Senior Subordinated Notes.

          "NOTES" means one or more of the Term Notes, Revolving Notes , Offshore Currency Note or Swing Line Note or any combination thereof.

          "NOTICE OF BORROWING" means a notice substantially in the form of
EXHIBIT I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

          "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT II annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

          "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of EXHIBIT III annexed hereto delivered by Company to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

          "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Arranger, Agents, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

          "OFFICER'S CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its president or one of its executive or senior vice presidents, its chief financial officer or its treasurer; PROVIDED that every Officer's Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officer's Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto and (ii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "OFFSHORE CURRENCY" means at any time British pounds sterling, French francs and Deutsche Mark.

          "OFFSHORE CURRENCY FUNDING LENDER" means Fleet or any Person serving as a successor Offshore Currency Funding Lender hereunder, in its capacity as Offshore Currency Funding Lender hereunder.

          "OFFSHORE CURRENCY LOAN" means any Offshore Rate Loan denominated in an Offshore Currency.

          "OFFSHORE CURRENCY LOAN COMMITMENT" means the commitment of Offshore Currency Funding Lender to make Offshore Currency Loans to Company pursuant to subsection 2.1A(iv).

          "OFFSHORE CURRENCY NOTE" means (i) the promissory note of Company issued pursuant to subsection 2.1D(d) on the Closing Date and (ii) any promissory note issued by Company to any successor Offshore Currency Funding Lender pursuant to the last sentence of subsection 9.5C, in each case substantially in the form of EXHIBIT XXV annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

          "OFFSHORE CURRENCY SUBLIMIT" means, as to all Loans or Letters of Credit denominated in Offshore Currencies, $7,500,000.

          "OFFSHORE RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Offshore Rate as provided in subsection 2.2A.

          "OPERATING LEASE" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease in accordance with GAAP other than any such lease under which that Person is the lessor.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Loan Documents):

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

          (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

          (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

          (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

          (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

          (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 7.9, (b) restriction or encumbrance (so long as such restriction or encumbrance is approved by Agents in their reasonable discretion) that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease and so long as Agents consent to the subordination;

          (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

          (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

          (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries; and

          (xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

          "PERMITTED HOLDER" means (i) the DLJMB Investor Group, (ii) GEI, (iii) the Gooding Group or (iv) any Permitted Transferee.

          "PERMITTED TRANSFEREE" means, with respect to any Person, (i) any Affiliate of such Person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person or (iii) a spouse, child, grandchild, stepchild or a child of a stepchild of any such Person or a trust as to which such Person or such spouse, child, grandchild, stepchild or child of a stepchild thereof exercises substantial control over the investment of the trust assets, in each case to whom such Person has transferred the beneficial ownership of any Securities of Company.

          "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

          "PLEDGED COLLATERAL" means, collectively, the "Pledged Collateral" as defined in the Company Pledge Agreement and the Subsidiary Pledge Agreements.

          "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "PRIME RATE" means the rate that Fleet announces from time to time as its base rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Fleet or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by DIVIDING (x) the Term Loan Exposure of that Lender BY (y) the aggregate Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in any Swing Line Loans or Offshore Currency Loans purchased by any Lender, the percentage obtained by DIVIDING (x) the Revolving Loan Exposure of that Lender BY (y) the aggregate Revolving Loan Exposure of all Lenders, and (iii) for all other purposes with respect to each Lender, the percentage obtained by DIVIDING
(x) the sum of the Term Loan Exposure of that Lender PLUS the Revolving Loan Exposure of that Lender BY (y) the sum of the aggregate Term Loan Exposure of all Lenders PLUS the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in SCHEDULE 2.1 annexed hereto.

          "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of

Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

          "REAL PROPERTY ASSET" means, at any time of determination, any interest in any real property then owned or leased (as lessee) by any Loan Party.

          "RECAPITALIZATION TRANSACTIONS" has the meaning assigned to that term in the Recitals hereof.

          "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in the reasonable judgment of Agents, to give constructive notice of such Leasehold Property to any and all third-parties.
For purposes of this definition, the term "RECORD DOCUMENT" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, and the owner of the leasehold estate, as lessee or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by each party thereto, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Agents.

          "REFERENCE LENDER" means Fleet.

          "REGISTER" has the meaning assigned to that term in subsection 2.1E.

          "REFUNDED OFFSHORE CURRENCY LOANS" has the meaning assigned to that term in subsection 2.1A(iv).

          "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(iii).

          "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement dated as of the Closing Date entered into by and among Company, the New Equity Investors, the Gooding Group and certain other stockholders of the Company, as such agreement may be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.15.

          "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

          "RELATED AGREEMENTS" means the Stock Purchase and Recapitalization Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Note Offering Memorandum and the Related Financing Documents.

          "RELATED FINANCING DOCUMENTS" means the Senior Subordinated Note Indenture and all other agreements or instruments delivered pursuant to or in connection with any of the foregoing, including any purchase agreements or registration rights agreements.

          "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

          "REQUISITE LENDERS" means Lenders (other than a Defaulting Lender) having or holding a majority of the sum of (i) the aggregate Term Loan Exposure of all Lenders PLUS (ii) the aggregate Revolving Loan Exposure of all Lenders.

          "RESTRICTED AGREEMENTS" has the meaning assigned to that term in subsection 7.15B.

          "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

          "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(ii), to purchase participations in Offshore Currency Loans pursuant to subsection 2.1A(iv), to issue and/or purchase participations in Letters of Credit pursuant to Section 3 and to purchase participations in Swing Line Loans pursuant to subsection 2.1A(iii) and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

          "REVOLVING LOAN COMMITMENT TERMINATION DATE" means December 15, 2002.

          "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal Dollar Equivalent amount of the Revolving Loans of that Lender PLUS (b) in the event that Lender is an Issuing Lender, the aggregate Dollar Equivalent amount of the Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of the Dollar Equivalent amount of any funded participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) PLUS (c) the aggregate Dollar Equivalent amount of all funded participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit PLUS (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any funded participations therein purchased by other Lenders) PLUS (e) the aggregate amount of all funded participations purchased by that Lender in any outstanding Swing Line Loans PLUS
(f) in the case of Offshore Currency Funding Lender, the aggregate outstanding principal Dollar Equivalent amount of all Offshore Currency Loans (net of any funded participations therein purchased by other Lenders) PLUS (g) the aggregate Dollar Equivalent amount of any funded participations purchased by that Lender in any outstanding Offshore Currency Loans.

          "REVOLVING LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii).

          "REVOLVING NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1D(b) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of EXHIBIT V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "SAME DAY FUNDS" means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

          "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute, and any comparable or similar laws in a jurisdiction outside of the United States applicable to Company or any of its Subsidiaries.

          "SENIOR SUBORDINATED NOTE INDENTURE" means the indenture pursuant to which the Senior Subordinated Notes are issued, as such indenture may be amended from time to time to the extent permitted under subsection 7.15.

          "SENIOR SUBORDINATED NOTES" means the $85,000,000 in original principal amount of 10 1/8% Senior Subordinated Notes due June 15, 2007 of Company issued pursuant to the Senior Subordinated Note Indenture.

          "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "SPOT RATE" for a currency means the rate quoted by Administrative Agent as the spot rate for the purchase by Administrative Agent of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (New York time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

          "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries,

(iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and (v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; PROVIDED that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

          "STOCK PURCHASE AND RECAPITALIZATION AGREEMENT" means that certain Stock Purchase and Recapitalization Agreement by and among Company, the New Equity Investors, the Gooding Group and certain other stockholders of Company, dated as of May 23, 1997, and as such agreement may be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.15.

          "STOCKHOLDERS AGREEMENT" means that certain Stockholders Agreement dated as of the Closing Date entered into by and among Company, the New Equity Investors, the Gooding Group and certain other stockholders of Company, as such agreement may be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.15.

          "SUBORDINATED INDEBTEDNESS" means Indebtedness of Company subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Agents and Requisite Lenders.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity, of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "SUBSIDIARY GUARANTOR" means any Domestic Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

          "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by existing Domestic Subsidiaries of Company on the Closing Date and to be executed and delivered by additional Domestic Subsidiaries of Company from time to time thereafter in accordance with subsection 6.8, substantially in the form of

EXHIBIT XVII annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

          "SUBSIDIARY PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT" means each Subsidiary Patent Collateral Assignment and Security Agreement, patent security agreement or other security agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the form of EXHIBIT XX annexed hereto, as such Subsidiary Patent Collateral Assignment and Security Agreement may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENTS" means all such Subsidiary Patent Collateral Assignment and Security Agreements, collectively.

          "SUBSIDIARY PLEDGE AGREEMENT" means each Subsidiary Pledge Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the form of EXHIBIT XVIII annexed hereto, as such Subsidiary Pledge Agreement may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY PLEDGE AGREEMENTS" means all such Subsidiary Pledge Agreements, collectively.

          "SUBSIDIARY SECURITY AGREEMENT" means each Subsidiary Security Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the form of EXHIBIT XIX annexed hereto, as such Subsidiary Security Agreement may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY SECURITY AGREEMENTS" means all such Subsidiary Security Agreements, collectively.

          "SUBSIDIARY TRADEMARK SECURITY AGREEMENT" means each Subsidiary Trademark Security Agreement, copyright security agreement or other security agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the form of EXHIBIT XXI annexed hereto, as such Subsidiary Trademark Security Agreement may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY TRADEMARK SECURITY AGREEMENTS" means all such Subsidiary Trademark Security Agreements, collectively.

          "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 9.1B.

          "SWING LINE LENDER" means Fleet or any Person serving as a successor Swing Line Lender hereunder, in its capacity as Swing Line Lender hereunder.

          "SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iii).

          "SWING LINE LOANS" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(iii).

          "SWING LINE NOTE" means (i) the promissory note of Company issued pursuant to subsection 2.1D(c) on the Closing Date and (ii) any promissory note issued by Company to any successor Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of EXHIBIT VI annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

          "SYNDICATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

          "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; PROVIDED that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a Tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits, capital, net worth, or gains (whether worldwide, or only insofar as such income, profits, capital, net worth, or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

          "TERM LOANS" means the Term Loans made by Lenders to Company pursuant to subsection 2.1A(i).

          "TERM LOAN COMMITMENT" means the commitment of a Lender to make a Term Loan to Company pursuant to subsection 2.1A(i), and "TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

          "TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Term Loans, that Lender's Term Loan Commitment and (ii) after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

          "TERM NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1D(a) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Term Loan Commitments or Term Loans of any Lenders, in each case substantially in the form of EXHIBIT IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

         "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal Dollar Equivalent amount of all outstanding Revolving Loans PLUS (ii) the aggregate principal amount of all outstanding Swing Line Loans PLUS (iii) without duplication, the aggregate principal Dollar Equivalent amount of all outstanding Offshore Currency Loans and (iv) the Dollar Equivalent amount of all Letter of Credit Usage.

         "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii) and
(iii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation and the Financial Plan required to be delivered pursuant to clause (xiii) of subsection 6.1 shall be prepared on the same basis as such financial statements. Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3 OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

         A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

         B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

         C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

1.4 CURRENCY EQUIVALENTS GENERALLY.

         For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.


SECTION 2.    AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1 COMMITMENTS; MAKING OF LOANS; NOTES; REGISTER; GENERAL PROVISIONS REGARDING OFFSHORE CURRENCY LOANS.

    A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, the Lenders hereby severally agree to make the Loans described in subsections 2.1A(i) and 2.1A(ii), Swing Line Lender hereby agrees to make the Loans described in subsection 2.1A(iii) and Offshore Currency Funding Lender hereby agrees to make the Loans described in subsection 2.1A(iv).

         (i) TERM LOANS. Each Lender severally agrees to lend to Company on the Closing Date an amount in Dollars not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Term Loan Commitment is set forth opposite its name on SCHEDULE
    2.1 annexed hereto and the aggregate amount of the Term Loan Commitments is $25,000,000; PROVIDED that the Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Term Loan Commitment shall expire immediately and without further action on June 30, 1997 if the Term Loans are not made on or before that date. Company may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

         (ii) REVOLVING LOANS. Each Lender severally agrees, subject to the limitation set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate Dollar Equivalent amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on SCHEDULE 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is

    $20,000,000; PROVIDED that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and PROVIDED, FURTHER that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii). Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; PROVIDED that each Lender's Revolving Loan Commitment shall expire immediately and without further action on June 30, 1997 if the Term Loans and the initial Revolving Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

         Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

         (iii) SWING LINE LOANS. Swing Line Lender hereby agrees, subject to the limitation set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $2,000,000; PROVIDED that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4B(ii) or 2.4B(iii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; PROVIDED that the Swing Line Loan Commitment shall expire immediately and without further action on June 30, 1997 if the Term Loans and the initial Revolving Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

         Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

         With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 10:00 A.M. (New York City time) on the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and
    (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note of Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

         Immediately upon funding of the Swing Line Loans by the Swing Line Lender, each Lender having a Revolving Loan Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon notice from Swing Line Lender no later than 10:00 A.M. (New York City time) on any Business Day, each such Lender shall deliver to Swing Line Lender an amount equal to its respective participation in Same Day Funds at the Funding and Payment Office no later than 5:00 P.M. (New York City time) on such Business Day. In the event any Lender fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Lender its Pro Rata Share of such payment.

         Anything contained herein to the contrary notwithstanding, each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations or condition (financial or otherwise) of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that such obligations of each Lender are subject to the satisfaction of one of the following conditions (X) Swing Line Lender shall not have received written notice that any condition under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, was unsatisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6.

         (iv) OFFSHORE CURRENCY LOANS. Offshore Currency Funding Lender hereby agrees, subject to the limitations set forth below with respect to the maximum Dollar Equivalent amount of Offshore Currency Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan

    Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Offshore Currency Loans to Company in an aggregate amount not exceeding the Dollar Equivalent amount of the Offshore Currency Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Offshore Currency Loans, when aggregated with Offshore Currency Funding Lender's outstanding Revolving Loans and Swing Line Loans and Offshore Currency Funding Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Offshore Currency Funding Lender's Revolving Loan Commitment. The original Dollar Equivalent amount of the Offshore Currency Loan Commitment is $7,500,000; PROVIDED that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4B(ii) or 2.4B(iii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Offshore Currency Loan Commitment shall result in an automatic corresponding reduction of the Offshore Currency Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Offshore Currency Funding Lender. The Offshore Currency Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Offshore Currency Loans and all other amounts owed hereunder with respect to the Offshore Currency Loans shall be paid in full no later than that date; PROVIDED that the Offshore Currency Loan Commitment shall expire immediately and without further action on June 30, 1997 if the Term Loans and the initial Revolving Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

         Anything contained in this Agreement to the contrary notwithstanding, the Offshore Currency Loans and the Offshore Currency Loan Commitment shall be subject to the following limitations:

              (a) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect; and

              (b) in no event on any Computation Date pursuant to subsection 2.1F, after giving effect to any Offshore Currency Loans then being requested, shall the aggregate principal Dollar Equivalent amount of all outstanding Offshore Currency Loans PLUS the Letter of Credit Usage for outstanding Letters of Credit denominated in Offshore Currencies, exceed the Offshore Currency Sublimit.

         With respect to any Offshore Currency Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Offshore

    Currency Funding Lender may, at any time upon the occurrence and during the continuation of a Potential Event of Default or an Event of Default, deliver to Administrative Agent (with a copy to Company), five Business Days in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Lenders having a Revolving Loan Commitment to make Revolving Loans that are Offshore Currency Loans on such Funding Date in an amount equal to the amount of such Offshore Currency Loans and in the Offshore Currency in which such Offshore Currency Loans are denominated (the "REFUNDED OFFSHORE CURRENCY LOANS"). Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Lenders other than Offshore Currency Funding Lender shall be immediately delivered by Administrative Agent to Offshore Currency Funding Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Offshore Currency Loans and (ii) on the day such Revolving Loans are made, Offshore Currency Funding Lender's Pro Rata Share of the Refunded Offshore Currency Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Offshore Currency Funding Lender, and such portion of the Offshore Currency Loans deemed to be so paid shall no longer be outstanding as Offshore Currency Loans but shall instead constitute part of Offshore Currency Funding Lender's outstanding Revolving Loans. Company hereby authorizes Administrative Agent and Offshore Currency Funding Lender to charge Company's accounts with Administrative Agent and Offshore Currency Funding Lender (up to the amount available in each such account) in order to immediately pay Offshore Currency Funding Lender the amount of the Offshore Currency Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loan deemed to be made by Offshore Currency Funding Lender, are not sufficient to repay in full the Refunded Offshore Currency Loans. If any portion of any such amount paid (or deemed to be paid) to Offshore Currency Funding Lender should be recovered by or on behalf of Company from Offshore Currency Funding Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

         Immediately upon funding of the Offshore Currency Loans by the Offshore Currency Funding Lender, each Lender having a Revolving Loan Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Offshore Currency Loans in an amount equal to its Pro Rata Share of the unpaid amount of such Offshore Currency Loans together with accrued interest thereon. At any time upon the occurrence and during the continuation of a Potential Event of Default or an Event of Default and upon five Business Days' notice, Offshore Currency Funding Lender may deliver to each other Lender having a Revolving Loan Commitment a notice setting forth the amount of the outstanding Offshore Currency Loans, the

    Applicable Currency in which such Offshore Currency Loans are denominated and the amount of such Lender's Pro Rata Share of such Offshore Currency Loans, and each such Lender shall deliver to Offshore Currency Funding Lender an amount equal to its respective participation in Same Day Funds in the Applicable Currency at the Funding and Payment Office. In the event any Lender fails to make available to Offshore Currency Funding Lender the amount of such Lender's participation as provided in this paragraph, Offshore Currency Funding Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. In the event Offshore Currency Funding Lender receives a payment of any amount in which other Lenders have purchased participations as provided in this paragraph, Offshore Currency Funding Lender shall promptly distribute to each such other Lender its Pro Rata Share of such payment.

         Anything contained herein to the contrary notwithstanding, each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Offshore Currency Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Offshore Currency Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Offshore Currency Funding Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations or condition (financial or otherwise) of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that such obligations of each Lender are subject to the satisfaction of one of the following conditions
    (X) Offshore Currency Funding Lender shall not have received written notice that any condition under Section 4 to the making of the applicable Offshore Currency Loans was unsatisfied at the time such Offshore Currency Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6.

    B.   BORROWING MECHANICS.  Term Loans, Revolving Loans, or Offshore
Currency Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iii) for the purpose of repaying any Refunded Swing Line Loans, Revolving Loans made pursuant to a request by Offshore Currency Funding Lender pursuant to subsection 2.1A(iv) for the purpose of repaying any Refunded Offshore Currency Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in the applicable Minimum Amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount. Whenever Company desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 10:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of an Offshore Rate Loan denominated in Dollars) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan).
Whenever Company desires that Offshore Currency Funding Lender make Offshore Currency Loans it shall deliver to Administrative Agent a Notice of Borrowing five Business Days prior to the requested Funding Date. Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) on the proposed Funding Date. The Notice of Borrowing shall specify
(i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swing Line Loans and any Loans made on the Closing Date, that such Loans shall be Base Rate Loans, (iv) in the case of Revolving Loans not made on the Closing Date, whether such Loans shall be Base Rate Loans or Offshore Rate Loans denominated in Dollars, (v) in the case of any Loans requested to be made as Offshore Rate Loans, the initial Interest Period requested therefor, and (vi) in the case of any Offshore Currency Loans, the Applicable Currency. Term Loans, Revolving Loans and Offshore Currency Loans may be continued as or converted into Base Rate Loans and Offshore Rate Loans to the extent and in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

         Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

         Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

         Except as otherwise provided in subsections 2.1F, 2.6B, 2.6C and 2.6G, a Notice of Borrowing for an Offshore Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

    C. DISBURSEMENT OF FUNDS. All Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares of the Commitments for the Term Loans or Revolving Loans requested, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender, Offshore Currency Funding Lender or Swing Line Lender, as the case may be, of the proposed borrowing. In the case of Loans in Dollars, each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 Noon (New York City time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 P.M.(New York City time) on the applicable Funding Date, in each case in Same Day Funds in Dollars, at the Funding and Payment Office. In the case of Offshore Currency Loans, Offshore Currency Funding Lender shall make the amount of its Loan available by such time on the applicable Funding Date as Administrative Agent may specify in Same Day Funds in the requested currency at the Funding and Payment Office. Except as provided in subsection 2.1A(iii), subsection 2.1A(iv) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans, to repay Refunded Offshore Currency Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and
4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of Same Day Funds in like funds as received by Administrative Agent equal to the proceeds of all such Loans received by Administrative Agent from Lenders, Offshore Currency Funding Lender or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office.

         Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

    D. NOTES. Company shall execute and deliver on the Closing Date (a) to each Lender having a Term Loan Commitment (or to Administrative Agent for that Lender) a Term Note substantially in the form of EXHIBIT IV annexed hereto to evidence that Lender's Term Loan, in the principal amount of that Lender's Term Loan and with other appropriate insertions, (b) to each Lender having a Revolving Loan Commitment a Revolving Note substantially in the form of
EXHIBIT V annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions, and (c) to Swing Line Lender (or to Administrative Agent for Swing Line Lender) a Swing Line Note substantially in the form of EXHIBIT VI annexed hereto to evidence Swing Line Lender's Swing Line Loans, in the principal amount of the Swing Line Loan Commitment and with other appropriate insertions and (d) to Offshore Currency Funding Lender (or to Administrative Agent for Offshore Currency Funding Lender) an Offshore Currency Note substantially in the form of EXHIBIT XXV annexed hereto to evidence Offshore Currency Funding Lender's Offshore Currency Loans, in the principal amount of the Offshore Currency Loan Commitment and with other appropriate insertions. Each Lender shall endorse on the schedules annexed to any Note evidencing such Lender's Loan the amount and Applicable Currency of each payment of principal made by the Company with respect thereto.

    E.   THE REGISTER.

         (i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (ii) Administrative Agent shall record in the Register the Term Loan Commitment and the Revolving Loan Commitment and the Term Loans and Revolving Loans from time to time of each Lender, the Swing Line Loan Commitment and the Swing Line Loans from time to time of Swing Line Lender, the Offshore Currency Loan Commitment and Offshore Currency Loans from time to time of Offshore Currency Funding Lender and each repayment or prepayment in respect of the principal amount of the Term Loans or Revolving Loans of each Lender, the Swing Line Loans of Swing Line Lender or the Offshore Currency Loans of Offshore Currency Funding Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of the applicable Loans.

         (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of the Term Loan and each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans; and PROVIDED, FURTHER that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern, absent manifest error.

         (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

         (v) Company hereby designates Fleet to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1E, and Company and Lenders hereby agree that, to the extent Fleet serves in such capacity, Fleet and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3 and shall enjoy the general immunity provided for in subsection 9.2.

    F. GENERAL PROVISIONS REGARDING OFFSHORE CURRENCY LOANS. Administrative Agent will determine the Dollar Equivalent amount with respect to any (i) Offshore Currency Loans as of the Interest Rate Determination Date,(ii) outstanding Offshore Currency Loans as of the last day of the applicable Interest Period, (iii) Letters of Credit denominated in an Offshore Currency as of the requested date of issuance and (iv) outstanding Letters of Credit denominated in an Offshore Currency as of the last Business Day of each month (each such date under clauses (i) through (iv) a "COMPUTATION DATE").

         In the case of proposed Offshore Currency Loans, if Offshore Currency Funding Lender has determined that it cannot provide or continue to provide Loans in the requested Offshore Currency, Offshore Currency Funding Lender shall so notify Administrative Agent by 10:30 A.M. (New York time) four Business Days prior to the proposed Funding Date or the proposed date of continuation of such Loans in which event Administrative Agent will give notice to Company no later than 5:00 P.M. (New York time) on the fourth Business Day prior to the requested Funding Date or the proposed date of continuation of such Loans that the Loans in the requested Offshore Currency are not then available, and Offshore Currency Funding Lender shall be under no obligation to make or continue Offshore Currency Loans in the requested Offshore Currency. If Administrative Agent shall have so notified Company that any such Loan in a requested Offshore Currency is not then available, Company may, by notice to Administrative Agent not later than Noon (New York time) three Business Days prior to the requested Funding Date of such Loan, withdraw the Notice of Borrowing relating to such Loan. If the Company does so withdraw such Notice of Borrowing, the Loan requested therein shall not occur and Administrative Agent will promptly so notify Offshore Currency Funding Lender. If the Company does not so withdraw such Notice of Borrowing, Administrative Agent will promptly notify each Lender having a Revolving Loan Commitment and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests Revolving Loans comprised of Base Rate Loans in an aggregate amount equal to the Dollar Equivalent amount of the originally requested Loans; and in such notice by Administrative Agent to each Lender Administrative Agent will state such aggregate amount of such Loans in Dollars and such Lender's Pro Rata Share thereof. In the case of Offshore Currency Loans as to which Administrative Agent shall have so notified Company that any such continuation of such Offshore Currency Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be repaid by Company on the last day of the Interest Period with respect to such Offshore Currency Loans.

         The European Economic and Monetary Union (the "European Monetary Union") anticipates the introduction of a single currency and the substitution of the national currencies of the member states participating in the European Monetary Union. On the date on which any of the Offshore Currencies are replaced by the single currency, conversion into such single currency shall take effect; PROVIDED that the original currency shall be retained for so long as is legally permissible.

Conversion shall be based on the officially fixed rate of conversion. Neither the introduction of the single currency nor the substitution of the national currencies of the member states participating in European Monetary Union nor the fixing of the official rate of conversion nor any economic consequences that arise from any of the aforementioned events or in connection with European Monetary Union shall give rise to any right to terminate prematurely, contest, cancel, rescind, modify or renegotiate this Agreement or any of its provisions or to raise any other objections and/or exceptions or to assert any claims for compensation.

2.2 INTEREST ON THE LOANS.

    A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Offshore Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. Subject to the provisions of subsections 2.6 and 2.7, each Offshore Currency Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Adjusted Offshore Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

         (i)Subject to the provisions of subsections 2.2E and 2.7, the Term Loans and the Revolving Loans shall bear interest through maturity as follows:

         (a) if a Base Rate Loan, then at the sum of the Base Rate PLUS the Applicable Base Rate Margin; or

         (b) if an Offshore Rate Loan denominated in Dollars, then at the sum of the Adjusted Offshore Rate PLUS the Applicable Offshore Rate Margin.

         (ii) Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate PLUS the Applicable Base Rate Margin MINUS the Commitment Fee Percentage.

         (iii) Subject to the provisions of subsections 2.2E and 2.7, the Offshore Currency Loans shall bear interest through maturity at the sum of the Adjusted Offshore Rate PLUS the Applicable Offshore Rate Margin MINUS the Commitment Fee Percentage.

         Upon delivery of the Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(xv), the Applicable Base Rate Margin and the Applicable Offshore Rate Margin shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective, or to be retroactively effective to the extent a Margin Determination Certificate is not timely delivered pursuant to subsection 6.1(xv), on the forty-sixth day following the end of the Fiscal Quarter for which such Margin Determination Certificate is being or should have been so delivered; PROVIDED that if a Margin Determination Certificate erroneously indicates an applicable margin more favorable to Company than should be afforded by the actual calculation of the Consolidated Leverage Ratio, Company shall promptly pay additional interest and letter of credit fees to correct for such error.

    B. INTEREST PERIODS. In connection with each Offshore Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/ Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or, with respect to Offshore Rate Loans denominated in Dollars, six month period; PROVIDED that:

         (i) the initial Interest Period for any Offshore Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as an Offshore Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to an Offshore Rate Loan;

         (ii) in the case of immediately successive Interest Periods applicable to an Offshore Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

         (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

         (v) no Interest Period with respect to any portion of the Term Loans shall extend beyond December 15, 2002, and no Interest Period with respect to any portion of the Revolving Loans or Offshore Currency Loans shall extend beyond the Revolving Loan Commitment Termination Date;

         (vi) no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Term Loans, unless the sum of (a) the aggregate principal amount of Term Loans that are Base Rate Loans PLUS (b) the aggregate principal amount of Term Loans that are Offshore Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans on such date;

         (vii) there shall be no more than 8 Interest Periods outstanding at any time; and

         (viii) in the event Company fails to specify an Interest Period for any Offshore Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, then Company shall be deemed to have selected an Interest Period of one month.

    C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); PROVIDED that in the event any Swing Line Loans or any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

    D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans which are Base Rate Loans in an amount equal to the applicable Minimum Amount to Loans denominated in Dollars and bearing interest at a rate determined by reference to the Adjusted Offshore Rate, (ii) to convert all or any part of its outstanding Term Loans or Revolving Loans which are Offshore Rate Loans denominated in Dollars to Base Rate Loans upon the expiration of the Interest Period applicable to such Offshore Rate Loans, (iii) to continue all or any part of its outstanding Term Loans or Revolving Loans which are Offshore Rate Loans denominated in Dollars in an amount equal to the applicable

Minimum Amount upon the expiration of the Interest Period applicable to such Offshore Rate Loans, or (iv) upon the expiration of any Interest Period applicable to an Offshore Currency Loan, to continue all or any portion of such Loan equal to the applicable Minimum Amount as an Offshore Rate Loan denominated in the same Offshore Currency.

         Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 10:00 A.M. (New York City time) (i) in the case of a conversion to a Base Rate Loan, at least one Business Day in advance of the proposed conversion date, (ii) in the case of a conversion to, or a continuation of, an Offshore Rate Loan denominated in Dollars, at least three Business Days in advance of the proposed conversion/continuation date, and
(iii) in the case of a continuation of Offshore Currency Loans, at least five Business Days in advance of the proposed continuation date. A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation,
(iv) in the case of a conversion to, or a continuation of, an Offshore Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, an Offshore Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/ Continuation to Administrative Agent on or before the proposed conversion/ continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender, including, if applicable, Offshore Currency Funding Lender.

         Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

         Except as otherwise provided in subsections 2.1F, 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, an Offshore Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

    E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); PROVIDED that, in the case of Offshore Rate Loans denominated in Dollars, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Offshore Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

    F.   COMPUTATION OF INTEREST.  Interest on the Loans shall be computed
(i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Offshore Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from an Offshore Rate Loan, the date of conversion of such Offshore Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to an Offshore Rate Loan, the date of conversion of such Base Rate Loan to such Offshore Rate Loan, as the case may be, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. Each determination of an interest rate or a Dollar Equivalent amount by Administrative Agent shall be conclusive and binding on Company and Lenders in the absence of manifest error.

2.3 FEES.

    Company agrees to pay to Administrative Agent, for distribution to each Lender having a Revolving Loan Commitment in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of
(i) aggregate principal Dollar Equivalent amount of outstanding Revolving Loans (but not including any outstanding Swing Line Loans outstanding under subsection 2.1A(iii) or Offshore Currency Loans outstanding under subsection 2.1A(iv)) plus
(ii) the Letter of Credit Usage MULTIPLIED BY the then applicable Commitment Fee Percentage, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the fifteenth day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date. For purposes of determining the commitment fees, the amount of any outstanding Offshore Currency Loan or any Letter of Credit denominated in an Offshore Currency on any date shall be determined based upon the Dollar Equivalent amount as of the most recent Computation Date with respect to such Offshore Currency Loan or such Letter of Credit.

         Upon delivery of the Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(xv), the Commitment Fee Percentage shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective, or to be retroactively effective to the extent a Margin Determination Certificate is not timely delivered pursuant to such subsection 6.1(xv), on the forty-sixth day following the end of the Fiscal Quarter for which such Margin Determination Certificate is being or should have been so delivered; PROVIDED that if a Margin Determination Certificate erroneously indicates an applicable margin more favorable to Company than should be afforded by the actual calculation of the Consolidated Leverage Ratio, Company shall promptly pay additional commitment fees to correct for such error.

2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

    A. SCHEDULED PAYMENTS OF TERM LOANS. Company shall make principal payments on the Term Loans in installments on the dates and in the amounts set forth below:

                                             Scheduled Repayment
                    Date                        of Term Loans
                   ------                  -----------------------

                   September 15, 1998            $1,000,000
                   December 15, 1998              1,000,000

                   March 15, 1999                 1,000,000
                   June 15, 1999                  1,000,000
                   September 15, 1999             1,250,000
                   December 15, 1999              1,250,000

                   March 15, 2000                 1,250,000
                   June 15, 2000                  1,250,000
                   September 15, 2000             1,500,000
                   December 15, 2000              1,500,000

                   March 15, 2001                 1,500,000
                   June 15, 2001                  1,500,000
                   September 15, 2001             1,750,000
                   December 15, 2001              1,750,000

                   March 15, 2002                 1,750,000
                   June 15, 2002                  1,750,000
                   September 15, 2002             1,500,000
                   December 15, 2002              1,500,000
                                                -----------
                        Total                   $25,000,000

    ; PROVIDED that the scheduled installments of principal of the Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and PROVIDED, FURTHER that the Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than December 15, 2002, and the final installment payable by Company in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Term Loans.

    B.   PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN REVOLVING LOAN COMMITMENTS.

         (i) VOLUNTARY PREPAYMENTS. Company may, upon written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, three Business Days' prior written or telephonic notice, in the case of Offshore Rate Loans denominated in Dollars, and five Business' Days prior written or telephonic notice, in the case of Offshore Currency Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender, including, if applicable, Offshore Currency Funding Lender), at any time and from time to time prepay any Term Loans, Revolving Loans or Offshore Currency Loans on any Business Day in whole or in part in the applicable Minimum Amount; PROVIDED, HOWEVER, that an Offshore Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto unless Company complies with subsection 2.6D with respect to any breakage costs resulting from such prepayment being made on a date prior to the expiration of the applicable Interest Period. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

         (ii) VOLUNTARY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; PROVIDED that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business
    Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share.

         (iii) MANDATORY PREPAYMENTS AND MANDATORY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. The Loans shall be prepaid and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

              (a) PREPAYMENTS AND REDUCTIONS FROM NET ASSET SALE PROCEEDS. Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to any Net Asset Sale Proceeds received by Company or any of its Subsidiaries, such prepayment or reduction to be made no later than the earlier to occur of (i) the second Business Day following the date of receipt, or if Company would incur breakage costs under subsection 2.6D as a result of a prepayment on such date, on the earlier to occur of the first such date thereafter on which no such breakage costs are incurred or 90 days after such date of receipt, by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in an amount in excess of $150,000, (ii) the date of the occurrence of any Event of Default, or (iii) the forty-fifth day following the end of each Fiscal Quarter in which Net Asset Sale Proceeds were received in respect of any Asset Sale.

                   If, following the receipt by Company or any of its Subsidiaries of Net Asset Sale Proceeds, Company is required to apply or cause to be applied any portion of such Net Asset Sale Proceeds to prepay any Indebtedness evidenced by any of the Related Financing Documents pursuant to the applicable Related Financing Document, then, notwithstanding anything contained in this subsection 2.4B(iii)(a), Company shall prepay the Loans and/or reduce the Revolving Loan Commitments in the order set forth in this subsection 2.4B(iii)(a) so as to eliminate any obligation to prepay such Indebtedness.

              (b) PREPAYMENTS AND REDUCTIONS DUE TO ISSUANCE OF EQUITY SECURITIES. On the second Business Day following the date of receipt by Company or any of its Subsidiaries of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "NET EQUITY PROCEEDS") from the issuance of equity Securities of Company or any of its Subsidiaries after the Closing Date (other than issuances of equity to employees pursuant to stock plans permitted under subsection 7.12), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 50% of such Net Equity Proceeds.

              (c) PREPAYMENTS AND REDUCTIONS DUE TO ISSUANCE OF DEBT SECURITIES. On the second Business Day following the date of receipt by Company or any of its Subsidiaries of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "NET DEBT PROCEEDS") from the issuance of debt Securities (other than in respect of Indebtedness permitted pursuant to subsection 7.1(i)-(viii)) of Company or any of its Subsidiaries after the Closing Date, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Net Debt Proceeds.

              (d) PREPAYMENTS AND REDUCTIONS FROM CONSOLIDATED EXCESS CASH FLOW. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year beginning October 1, 1997), Company shall, no later than 90 days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow.

              (e) CALCULATIONS OF NET PROCEEDS AMOUNTS; ADDITIONAL PREPAYMENTS AND REDUCTIONS BASED ON SUBSEQUENT CALCULATIONS. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(d), Company shall deliver to Agents an Officer's Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds, Net Equity Proceeds or Net Debt Proceeds (as such terms are defined in subsections 2.4B(iii)(b) and (c)), or the applicable Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officer's Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Agents an Officer's Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

              (f) PREPAYMENTS DUE TO REDUCTIONS OR RESTRICTIONS OF REVOLVING LOAN COMMITMENTS. Company shall from time to time prepay FIRST the Swing Line Loans, SECOND the Offshore Currency Loans and THIRD the Revolving Loans to the extent necessary (1) so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect and (2) to give effect to the limitations set forth in clause (b) of the second paragraph of subsection 2.1A(iv).

         (iv) APPLICATION OF PREPAYMENTS.

              (a) APPLICATION OF VOLUNTARY PREPAYMENTS BY TYPE OF LOANS AND ORDER OF MATURITY. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied to Term Loans, Revolving Loans, Offshore Currency Loans and Swing Line Loans as specified by Company in the applicable notice of prepayment; PROVIDED that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied FIRST to repay outstanding Swing Line Loans to the full extent thereof, SECOND to repay outstanding Term Loans to the full extent thereof, THIRD to repay outstanding Offshore Currency Loans to the full extent thereof, and FOURTH to repay outstanding Revolving Loans to the full extent thereof.

         Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied first to amortization payments scheduled within six months of the prepayment in forward order of maturity, and second to the remaining scheduled amortization payments of the Term Loans on a pro rata basis.

              (b) APPLICATION OF MANDATORY PREPAYMENTS BY TYPE OF LOANS. Any amount (the "APPLIED AMOUNT") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(d) shall be applied FIRST to prepay the Term Loans to the full extent thereof, SECOND, to the extent of any remaining portion of the Applied Amount, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, THIRD to the extent of any remaining portion of the Applied Amount, to prepay the Offshore Currency Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, FOURTH to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, FIFTH, to the extent of any remaining portion of the Applied Amount, to cash collateralize any outstanding Letters of Credit, and SIXTH, to the extent of any remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof.

              (c) APPLICATION OF MANDATORY PREPAYMENTS OF TERM LOANS BY ORDER OF MATURITY. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall be applied on a pro rata basis to the remaining scheduled installments of principal of the Term Loans set forth in subsection 2.4A.

              (d) APPLICATION OF PREPAYMENTS TO BASE RATE LOANS AND OFFSHORE RATE LOANS. Considering Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Offshore Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

    C.   GENERAL PROVISIONS REGARDING PAYMENTS.

         (i) MANNER AND TIME OF PAYMENT. Except for principal of, interest on, and any other amounts relating to any Offshore Currency Loan which shall be made in Same Day Funds in the Offshore Currency in which such Loan is denominated or payable, all payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in Same Day Funds. Payments relating to any Loan shall be made without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) in the case of any Dollar payments, and not later than such time as may be determined by the Administrative Agent and notified to Company to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

         (ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

         (iii) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its Lending Office or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Offshore Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

         (iv) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

         (v) INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents, Company shall not be required to pay, and neither Administrative Agent nor any Lender shall collect, any amount of interest in excess of the maximum amount of interest permitted by law ("EXCESS INTEREST") to be paid to such Lender. If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Loan Documents to be paid to any Lender, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Company nor any Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that any Lender may have received hereunder shall be, at such Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law) owing to such Lender, (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein with respect to such Lender shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Company nor any Loan Party shall have any action against such Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations owing to any Lender is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until such Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

    D. APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER SUBSIDIARY GUARANTY.

         (i) APPLICATION OF PROCEEDS OF COLLATERAL. Except as provided in subsection 2.4B(iii)(a) with respect to prepayments from Net Asset Sale Proceeds, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

              (a) To the payment of all costs and expenses of such sale, collection or other realization, including Administrative Agent's agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification


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

         under such Collateral Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

              (b) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and

              (c) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         (ii) APPLICATION OF PAYMENTS UNDER SUBSIDIARY GUARANTY. All payments received by Administrative Agent under the Subsidiary Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

              (a) To the payment of the costs and expenses of any collection or other realization under the Subsidiary Guaranty, including Administrative Agent's agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and the Subsidiary Guaranty;

              (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in the Subsidiary Guaranty) for the ratable benefit of the holders thereof; and

              (c) thereafter, to the extent of any excess such payments, to the payment to the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5 USE OF PROCEEDS.

    A. TERM LOANS. The proceeds of the Term Loans, together with the proceeds of (i) the issuance of shares of its Common Stock to the New Equity Investors for an aggregate purchase price of approximately $43,500,000, (ii) the issuance for cash of not less than $85,000,000 in original principal amount of Senior Subordinated Notes, (iii) cash-on-hand of Company and (iv) approximately $3,500,000 of Revolving Loans on the Closing Date, shall be applied by Company
(i) to


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

repurchase shares of the outstanding Common Stock of Company (including all shares of its outstanding Class B Common Stock) and make cash payments for employee stock options in an aggregate amount not to exceed $159,400,000, and
(ii) to pay fees and expenses incurred in connection with the Recapitalization Transactions in an approximate aggregate amount not to exceed $4,800,000.

    B. REVOLVING LOANS; SWING LINE LOANS; OFFSHORE CURRENCY LOANS. The proceeds of the Revolving Loans made on the Closing Date shall be applied by the Company as provided in subsection 2.5A. The proceeds of any other Revolving Loans, Offshore Currency Loans and any Swing Line Loans shall be applied by Company for working capital requirements and general corporate purposes of the Company and its Subsidiaries.

    C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6 SPECIAL PROVISIONS GOVERNING OFFSHORE RATE LOANS.

         Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Offshore Rate Loans as to the matters covered:

    A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 11:00 A.M. (London time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be conclusive and binding upon all parties) the interest rate that shall apply to the Offshore Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender funding such Offshore Rate Loan.

    B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Offshore Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Offshore Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender funding such Offshore Rate Loan of such determination, whereupon (i) no Loans may


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

be made as, or converted to, such Offshore Rate Loans until such time as Administrative Agent notifies Company and such Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

    C. ILLEGALITY OR IMPRACTICABILITY OF OFFSHORE RATE LOANS. In the event that on any date any Lender shall reasonably determine (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Offshore Rate Loans (i) has become unlawful as a result of compliance by such Lender or its applicable Lending Office in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender or its applicable Lending Office material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender or its applicable Lending Office in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Offshore Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to an Offshore Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Offshore Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to an Offshore Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/ Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/ Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or


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

maintain Loans as, or to convert Loans to, Offshore Rate Loans in accordance with the terms of this Agreement.

    D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Offshore Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds or from fees payable to terminate the deposits from which such funds were obtained or from charges relating to any Offshore Currency Loans) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Offshore Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Offshore Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation,
(ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its Offshore Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Offshore Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Offshore Rate Loans when required by the terms of this Agreement.

    E. BOOKING OF OFFSHORE RATE LOANS. Any Lender may make, carry or transfer Offshore Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

    F. ASSUMPTIONS CONCERNING FUNDING OF OFFSHORE RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Offshore Rate Loans through the purchase of a deposit in the Applicable Currency bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Offshore Rate in an amount equal to the amount of such Offshore Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED, HOWEVER, that each Lender may fund each of its Offshore Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

    G. OFFSHORE RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, Company may not elect to have a Loan be made or maintained as, or converted to, an Offshore Rate Loan after the expiration of any Interest Period then in effect for that Loan and


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

subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7 INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

    A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall reasonably determine (which determination shall be conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender or its applicable Lending Office or any corporation controlling the Lender with any guideline, request or directive issued or made after the date hereof by any central bank, the National Association of Insurance Commissioners ("NAIC") or other governmental or quasi-governmental authority (whether or not having the force of law):

         (i) subjects such Lender (or its applicable Lending Office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable Lending Office) of principal, interest, fees or any other amount payable hereunder;

         (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Offshore Rate Loans that are reflected in the definition of Adjusted Offshore Rate); or

         (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable Lending Office) or its obligations hereunder;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable Lending Office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or


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

amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

    B.   WITHHOLDING OF TAXES.

         (i) PAYMENTS TO BE FREE AND CLEAR. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

         (ii) GROSSING-UP OF PAYMENTS. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

              (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

              (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

              (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and


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

              (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

    PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

         (iii) EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX.

              (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish


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

         that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

              (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

              (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or
         (b)(1) of this subsection 2.7B(iii); PROVIDED that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

    C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender or Issuing Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, the NAIC or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or


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

Issuing Lender (or its applicable Lending Office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, the NAIC or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or Issuing Lender or any corporation controlling such Lender or Issuing Lender as a consequence of, or with reference to, such Lender's or Issuing Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or Issuing Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or Issuing Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender or Issuing Lender of the statement referred to in the next sentence, Company shall pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender or Issuing Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8 OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE.

         Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another Lending Office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other Lending Office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; PROVIDED that such Lender or Issuing Lender will not be obligated to utilize such other Lending Office pursuant to this subsection 2.8 unless Company


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

agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other Lending Office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.9 DEFAULTING LENDERS.

         Anything contained herein to the contrary notwithstanding, in the event that any Lender having a Revolving Loan Commitment (a "DEFAULTING LENDER") defaults (a "FUNDING DEFAULT") in its obligation to fund any Revolving Loan (a "DEFAULTED REVOLVING LOAN") in accordance with subsection 2.1, then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, the Revolving Loan Exposure of such Defaulting Lender shall be determined as though the Revolving Loan Commitments of such Lender have been terminated (but such Commitments shall not actually be terminated) for purposes of voting on any matters (including without limitation the granting of any consents or waivers) with respect to any of the Loan Documents; (ii) until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero (a) any voluntary prepayment of the Revolving Loans pursuant to subsection 2.4B(i) shall be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Loan Exposure of such Defaulting Lender were zero and (b) any mandatory prepayment of the Revolving Loans pursuant to subsection 2.4B(iii) shall be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); PROVIDED that the provisions of this clause (b) shall not affect any mandatory reductions of the Revolving Loan Commitment of such Defaulting Lender pursuant to subsection 2.4B(iii); (iii) such Defaulting Lender's Revolving Loan Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage in respect of Letters of Credit shall be excluded for purposes of calculating the commitment fee payable to Lenders having Revolving Loan Commitments pursuant to subsection 2.3 in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to subsection 2.3 with respect to such Defaulting Lender's Revolving Loan Commitment in respect of any Default Period with respect to such Defaulting Lender; and (iv) the Total Utilization of Revolving Loan Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender.



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

         For purposes of this Agreement (A) "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates:
(a) the date on which all Revolving Loan Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable,
(b) the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Revolving Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Revolving Loans in accordance with the terms of this subsection 2.9 or by a combination thereof) and (2) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Revolving Loan Commitment, and (c) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (B) "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulting Revolving Loans) over the aggregate outstanding principal amount of Revolving Loans of such Defaulting Lender.

         No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this subsection 2.9, performance by Company of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of this subsection 2.9.

SECTION 3.    LETTERS OF CREDIT

3.1 ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
    THEREIN.

    A. LETTERS OF CREDIT. In addition to Company requesting that Lenders having a Revolving Loan Commitment make Revolving Loans pursuant to subsection 2.1A(ii), that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iii) and that Offshore Currency Funding Lender make Offshore Currency Loans pursuant to subsection 2.1A(iv), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that Administrative Agent issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit; PROVIDED that Company shall not request that Administrative Agent issue:


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         (i)  any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

         (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $5,000,000;

         (iii) any Standby Letter of Credit having a final expiration date later than the earlier of (a) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (b) the date which is 18 months from the date of issuance of such Standby Letter of Credit; PROVIDED that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed 18 months each unless such Issuing Lender elects not to extend for any such additional period; and PROVIDED, FURTHER that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6);

         (iv) any Commercial Letter of Credit having an expiration date
    (a) later than the earlier of (X) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or
    (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion;

         (v) any Letter of Credit denominated in a currency other than Dollars or an Offshore Currency; and

         (vi) any Letter of Credit denominated in an Offshore Currency if the Dollar Equivalent amount of all outstanding Offshore Currency Loans PLUS the Letter of Credit Usage for outstanding Letters of Credit denominated in Offshore Currencies exceed the Offshore Currency Sublimit.

    B.   MECHANICS OF ISSUANCE.

         (i) NOTICE OF ISSUANCE. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent a Notice of Issuance of Letter of Credit substantially in the form of EXHIBIT III annexed hereto no later than 12:00 Noon (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit and Letters of Credit denominated in an Offshore Currency), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date


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    of issuance.  The Notice of Issuance of Letter of Credit shall specify
    (a) the proposed date of issuance (which shall be a Business Day),
    (b) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (c) the face amount of the Letter of Credit,
    (d) in the case of a Letter of Credit which Company requests to be denominated in an Offshore Currency, the Applicable Currency in which Company requests such Letter of Credit to be issued, (e) the expiration date of the Letter of Credit, (f) the name and address of the beneficiary, and (g) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; PROVIDED that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and PROVIDED, FURTHER that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

              Company shall notify the Administrative Agent prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

         (ii) DETERMINATION OF ISSUING LENDER. Upon receipt by Administrative Agent of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, Administrative Agent shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans, Offshore Currency Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect.

         (iii) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.


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         (iv) NOTIFICATION TO LENDERS.  Upon the issuance of any Letter of
    Credit the Administrative Agent shall promptly notify each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Together with such notice, Administrative Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

         (v) REPORTS TO LENDERS. Within 15 days after the end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, Administrative Agent shall deliver to each other Lender a report setting forth for such calendar quarter the daily aggregate Dollar Equivalent amount available to be drawn under the Letters of Credit that were outstanding during such calendar quarter.

    C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Loan Commitment shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum Dollar Equivalent amount which is or at any time may become available to be drawn thereunder.

3.2 LETTER OF CREDIT FEES.

         Company agrees to pay to Administrative Agent the following amounts with respect to Letters of Credit issued hereunder:

         (i) with respect to each Standby Letter of Credit, a letter of credit fee equal to the Applicable Offshore Rate Margin MULTIPLIED BY the daily maximum Dollar Equivalent amount available to be drawn under such Standby Letter of Credit (whether or not conditions to drawing thereunder could be met), payable in arrears on and to (but excluding) the fifteenth day of each March, June, September and December of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

         (ii) with respect to each Commercial Letter of Credit, a letter of credit fee equal to (x) the Applicable Offshore Rate Margin MINUS 1.00% per annum PROVIDED that in no event shall the amount utilized under this clause
    (x) be less than 1.00% per annum MULTIPLIED BY (y) the daily maximum Dollar Equivalent amount available to be drawn under such Commercial Letter of Credit (whether or not conditions to drawing thereunder could be met), payable in arrears on and to (but excluding) the fifteenth day of each March, June, September and December of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and


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         (iii) with respect to the issuance, amendment or transfer of each
    Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, the daily amount or the daily maximum amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination and the Dollar Equivalent amount of any Letter of Credit denominated in an Offshore Currency shall be determined based on the Dollar Equivalent amount as of the most recent Computation Date for such Letter of Credit. Upon receipt by Administrative Agent of any amount described in clause (i) or (ii) of this subsection 3.2, Administrative Agent shall retain an amount equal to 0.25% per annum of the daily Dollar Equivalent amount available to be drawn under such Letter of Credit for its own account as a fronting fee and Administrative Agent shall promptly distribute to each Lender having a Revolving Loan Commitment its Pro Rata Share of the remaining portion of such Letter of Credit fees.

3.3 DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF CREDIT.

    A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

    B. REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall promptly notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in the Applicable Currency and in Same Day Funds equal to the amount of such honored drawing; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans or in the case of Letters of Credit denominated in an Offshore Currency, to make Revolving Loans that are Offshore


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Rate Loans in the Applicable Currency on the Reimbursement Date in an amount equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans or Revolving Loans that are Offshore Rate Loans in the Applicable Currency in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such honored drawing; and PROVIDED, FURTHER that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in Same Day Funds and in the Applicable Currency equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

    C.   PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF
CREDIT.

         (i) PAYMENT BY LENDERS. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender having a Revolving Loan Commitment of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in the Applicable Currency and in Same Day Funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of


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    which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

         (ii) DISTRIBUTION TO LENDERS OF REIMBURSEMENTS RECEIVED FROM COMPANY. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender in the Applicable Currency at its Lending Office or at such other address as such Lender may request.

    D.   INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

         (i) PAYMENT OF INTEREST BY COMPANY. Company agrees to pay in the Applicable Currency to each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

         (ii) DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no


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    drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company.
    Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4 OBLIGATIONS ABSOLUTE.

         The obligation of Company to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

         (i) any lack of validity or enforceability of any Letter of Credit;

         (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

         (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;


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         (v)     any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

         (vi) any breach of this Agreement or any other Loan Document by any party thereto;

         (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

         (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5 INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

    A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

    B. NATURE OF ISSUING LENDERS' DUTIES. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or


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assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

         Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6  INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

         Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Lender having a Revolving Loan Commitment shall reasonably determine (which determination shall be conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender or its applicable Lending Office with any guideline, request or directive issued or made after the date hereof by any central bank, the NAIC or other governmental or quasi-governmental authority (whether or not having the force of law):

         (i) subjects such Issuing Lender or Lender (or its applicable Lending Office) to any additional Tax (other than any Tax on the overall net income of


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    such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender (or its applicable Lending Office);

         (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender (or its applicable Lending Office); or

         (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable Lending Office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable Lending Office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


SECTION 4.    CONDITIONS TO LOANS AND LETTERS OF CREDIT

         The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1 CONDITIONS TO TERM LOANS AND INITIAL REVOLVING LOANS, OFFSHORE CURRENCY LOANS AND SWING LINE LOANS.

         The obligations of Lenders to make the Term Loans and any Revolving Loans, Offshore Currency Loans and Swing Line Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:


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

    A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Agents for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

         (i) Certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

         (ii) Copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary;

         (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

         (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

         (v) Executed originals of the Loan Documents to which such Person is a party; and

         (vi)    Such other documents as Agents may reasonably request.

    B. NO MATERIAL ADVERSE EFFECT. Since September 30, 1996, no Material Adverse Effect (in the sole opinion of Arranger and Agents) shall have occurred.

    C.   CORPORATE AND CAPITAL STRUCTURE, OWNERSHIP, MANAGEMENT, ETC.

         (i) CORPORATE STRUCTURE. The organization structure of Company and its Subsidiaries, both before and after giving effect to the Recapitalization Transactions, shall be as set forth on SCHEDULE 5.1 annexed hereto and be satisfactory to Agents, Arranger and Lenders.

         (ii) CAPITAL STRUCTURE AND OWNERSHIP. The capital structure and ownership of Company, both before and after giving effect to the


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    Recapitalization Transactions, shall be as described in the Note Offering
    Materials and be satisfactory to Agents, Arranger and Lenders.

         (iii) MANAGEMENT. The management structure of Company, after giving effect to the Recapitalization Transactions, shall be as described in the Note Offering Memorandum and be satisfactory to Agents and Arranger.

         (iv) RELATED AGREEMENTS. Each of the Related Agreements shall be satisfactory in form and substance to Agents and Arranger. Agents shall have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, and each Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Agents to be material, in each case without the consent of Agents and Arranger. Any existing stockholders or similar agreements shall have been terminated.

         (v) STOCK PURCHASE AND RECAPITALIZATION AGREEMENT. The Stock Purchase and Recapitalization Agreement shall be in full force and effect and shall not have been modified or waived in any material respect without the consent of Agents and Arranger. All conditions to the Recapitalization Transactions shall have been satisfied in all material respects or the fulfillment of any such conditions shall have been waived with the consent of Agents and Arranger.

    D.   DEBT AND EQUITY CAPITALIZATION OF COMPANY.

         (i) COMMON STOCK. On or prior to the Closing Date, Company shall have authorized such amendments to its Certificate of Incorporation as may be required to permit the Recapitalization Transactions to occur as described in the Note Offering Memorandum, including without limitation eliminating its Class B Common Stock, shall have obtained the requisite approval of its shareholders thereto, and shall have filed its amended Certificate of Incorporation with the Secretary of State of the State of Delaware. The terms of such Company's Common Stock, as so amended on or prior to the Closing Date, shall be satisfactory to Agents and Arranger and a copy of its Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware, shall have been delivered to Agents.

         (ii) ISSUANCE OF EQUITY SECURITIES TO NEW EQUITY INVESTORS. On or prior to the Closing Date, Company shall have issued approximately $43,500,000 of shares of its Common Stock to the New Equity Investors for Cash, which shares shall represent 49.7% of Company's outstanding Common Stock on a fully-diluted basis following the Recapitalization Transactions.


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         (iii)   REPURCHASE OF COMMON STOCK.  On or prior to the Closing Date,
    Company shall have repurchased approximately 651,361 shares of Common Stock and all of its outstanding Class B Common Stock for an aggregate purchase amount not exceeding $159,400,000. Upon consummation of the Recapitalization Transactions, the shares of Company's Common Stock owned by the Gooding Group shall represent not less than 31.3% of the Company's outstanding Common Stock, and the shares of Company's Common Stock owned by all Persons owning shares of Company's common stock immediately prior to the effectiveness of the Recapitalization Transactions shall represent not less than 50.3% of the Company's outstanding Common Stock.

         (iv) SENIOR SUBORDINATED NOTES. On or prior to the Closing Date, Company shall have issued not less than $85,000,000 in original principal amount of Senior Subordinated Notes. The terms and conditions of the Senior Subordinated Notes shall be substantially as described in the Note Offering Memorandum and shall be satisfactory to Agents, Arranger and Lenders, PROVIDED that the Senior Subordinated Notes shall be unsecured and shall not mature or provide for any scheduled principal payments prior to the tenth anniversary of the Closing Date; PROVIDED FURTHER that the negative covenants and default provisions shall be less restrictive than those contained in this Agreement. Company shall have delivered to Administrative Agent a fully executed or conformed copy of the Senior Subordinated Note Indenture.

         E. CLOSING DATE MORTGAGES. Administrative Agent shall have received from Company and each applicable Subsidiary Guarantor:

         (i) CLOSING DATE MORTGAGES. Fully executed and notarized Mortgages (each a "CLOSING DATE MORTGAGE" and, collectively, the "CLOSING DATE MORTGAGES") in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in SCHEDULE 4.1E annexed hereto (each a "CLOSING DATE MORTGAGED PROPERTY" and, collectively, the "CLOSING DATE MORTGAGED PROPERTIES");

         (ii) OPINIONS OF LOCAL COUNSEL. An opinion of counsel (which counsel shall be reasonably satisfactory to Agents) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Agents may reasonably request, in each case substantially in the form of Exhibit IX attached hereto;

         (iii) LANDLORD ESTOPPELS AND CONSENTS. In the case of each Leasehold Property of Company or such Subsidiary constituting a Closing Date Mortgaged Property, a Landlord Estoppel and Consent from the landlords of such real property.


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         (iv)    MATTERS RELATING TO FLOOD HAZARD PROPERTIES.  (a) Evidence,
    which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

    F. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. To the extent not otherwise satisfied pursuant to subsection 4.1E, Agents shall have received evidence satisfactory to each of them that Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the opinion of Agents, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

         (i) SCHEDULES TO COLLATERAL DOCUMENTS. Delivery to Agents of accurate and complete schedules to all of the applicable Collateral Documents.

         (ii) STOCK CERTIFICATES AND INSTRUMENTS. Delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Agents) representing all capital stock of Company's Subsidiaries other than any Immaterial Subsidiary pledged pursuant to the Company Pledge Agreement and the Subsidiary Pledge Agreements and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Agents) evidencing any Collateral;

         (iii) LIEN SEARCHES AND UCC TERMINATION STATEMENTS. Delivery to Agents of (a) the results of a recent search, by a Person satisfactory to Agents, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings


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

    disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

         (iv) UCC FINANCING STATEMENTS. Delivery to Administrative Agent of UCC financing statements, duly executed by each applicable Loan Party with respect to all personal property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Agents, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

         (v) PTO COVER SHEETS, ETC. Delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral;

         (vi) OPINIONS OF LOCAL AND FOREIGN COUNSEL. Delivery to Agents of an opinion of counsel (which counsel shall be reasonably satisfactory to Agents) under the laws of each jurisdiction in which any Loan Party or any personal or mixed property Collateral is located, including without limitation each such jurisdiction in which a Foreign Subsidiary is located the stock of which will be pledged to secure the Obligations, with respect to the creation and perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Agents may reasonably request, in each case in form and substance reasonably satisfactory to Agents dated as of the Closing Date and setting forth substantially the matters in the forms of opinion annexed hereto as EXHIBIT IX and as to such other matters as Agents may reasonably require.

    G.   MATTERS RELATING TO EXISTING INDEBTEDNESS OF COMPANY AND ITS
SUBSIDIARIES.

         (i) TERMINATION OF EXISTING CREDIT AGREEMENT AND RELATED LIENS. On the Closing Date, Company and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreement, (b) terminated any commitments to lend or make other extensions of credit thereunder, and (c) delivered to Agents all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder.

         (ii) EXISTING INDEBTEDNESS TO REMAIN OUTSTANDING. Agents shall have received an Officer's Certificate of Company stating that, after giving effect to the transactions described in this subsection 4.1G, the Indebtedness of


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

    Company and its Subsidiaries (other than Indebtedness under the Loan Documents and the Senior Subordinated Notes) shall consist only of the Indebtedness described on Schedule 7.1 hereto and Indebtedness permitted pursuant to subsection 7.1(iv) and (vii). Company shall be in compliance with its obligations under such existing Indebtedness and Company shall have delivered to Agents a fully-executed or conformed copy of each of the agreements or documents setting forth the terms and conditions of such existing Indebtedness. The terms and conditions of all such Indebtedness shall be in form and in substance satisfactory to Arrangers and Agents.

    H. EVIDENCE OF INSURANCE. Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

    I. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Sullivan & Cromwell, counsel for Loan Parties, in form and substance reasonably satisfactory to Agents and their counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in EXHIBIT VIII annexed hereto and as to such other matters as Agents acting on behalf of Lenders may reasonably request.

    J. OPINIONS OF SYNDICATION AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Syndication Agent, dated as of the Closing Date, substantially in the form of EXHIBIT X annexed hereto and as to such other matters as Syndication Agent acting on behalf of Lenders may reasonably request.

    K. FEES. Company shall have paid to Agents and Arranger the fees payable on the Closing Date with respect to the financings contemplated by this Agreement.

    L. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Agents an Officer's Certificate, in form and substance satisfactory to Agents, to the effect that the representations and warranties in
Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agents and Requisite Lenders.


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

    M. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Recapitalization Transactions and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Recapitalization Transactions. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

    N. OPINIONS OF COUNSEL UNDER RELATED AGREEMENTS. Agents shall have received copies of each of the opinions of counsel delivered on behalf of or to any Loan Party, under the Related Agreements, together with a letter from each such counsel authorizing Lenders to rely on such opinion to the same extent as though it were addressed to Lenders.

    O. FINANCIAL STATEMENTS; PRO FORMA CONSOLIDATED BALANCE SHEET. On or before the Closing Date, Lenders shall have received from Company (i) audited financial statements of Company and its Subsidiaries for Fiscal Years 1995 and 1996, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, (ii) unaudited financial statements of Company and its Subsidiaries as at April 30, 1997 consisting of a balance sheet and the related consolidated statement of income for the one-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the date indicated and the results of their operations for the period indicated, subject to changes resulting from audit and normal year-end adjustments, (iii) unaudited financial statements of Company and its Subsidiaries as at March 31, 1997, consisting of a balance sheet and the related consolidated statement of income, stockholders' equity and cash flows for the six-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (iv) pro forma consolidated balance sheet of Company and its Subsidiaries as at March 31, 1997, prepared in accordance with GAAP and giving effect to the consummation of the Recapitalization Transactions, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, which pro forma financial statements shall be in form and substance satisfactory to Lenders.



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    P.   SOLVENCY ASSURANCES.  On the Closing Date, Agents, Arranger, and
Lenders shall have received a Financial Condition Certificate dated the Closing Date, substantially in the form of EXHIBIT XXIII annexed hereto and with appropriate attachments, certifying that, after giving effect to the consummation of the Recapitalization Transactions, the related financings and the other transactions contemplated by the Loan Documents, Company will be Solvent.

    Q. LETTER TO AUDITOR. Agents shall have received an executed copy of a letter to be delivered to Ernst & Young LLP with respect to Lenders' reliance on Company's audited consolidated financial statements for the Fiscal Year ended September 30, 1996.

    R. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by each Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agents and such counsel, and Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.

    S. LENDER APPROVAL. Each Lender hereby agrees that by its execution and delivery of its signature page hereto and by the funding of its Loans to be made on the Closing Date, such Lender approves of and consents to each of the matters set forth in this subsection 4.1 which must be approved by, or which must be satisfactory to, all or Requisite Lenders; PROVIDED that in the case of any agreement or document which must be approved by, or which must be satisfactory to, all or Requisite Lenders, Agent or Company shall have delivered a copy of such agreement or document in substantially the form in which executed or delivered to such Lender on or prior to the Closing Date.

4.2 CONDITIONS TO ALL LOANS.

         The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

    A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.


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

    B.   As of that Funding Date:

         (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

         (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

         (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

         (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

         (v) The making of the Loans requested on such Funding Date shall not violate any law including Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other comparable or similar law of any Governmental Authority applicable to the Loans; and

         (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Agents or of Requisite Lenders, would be expected to have a Material Adverse Effect.

4.3 CONDITIONS TO LETTERS OF CREDIT.

         The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:


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

    A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

    B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

    C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


SECTION 5. COMPANY'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders and the Agents to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender and the Agents, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
    SUBSIDIARIES.

    A. ORGANIZATION AND POWERS. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as specified in SCHEDULE 5.1 annexed hereto. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

    B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.


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

    C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

    D.   SUBSIDIARIES.  All of the Subsidiaries of Company are identified in
SCHEDULE 5.1 annexed hereto, as said SCHEDULE 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xiv). The capital stock of each of the Subsidiaries of Company identified in SCHEDULE 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in SCHEDULE 5.1 annexed hereto (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and could not reasonably be expected to have a Material Adverse Effect. SCHEDULE 5.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

5.2 AUTHORIZATION OF BORROWING, ETC.

    A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

    B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Material Contract of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date.


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

    C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for filings and recordings required in connection with the perfection of the security interests granted pursuant to the Loan Documents.

    D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

    E.   VALID ISSUANCE OF COMMON STOCK AND SENIOR SUBORDINATED NOTES.

         (i) COMMON STOCK. The Common Stock issued to the New Equity Investors in the Recapitalization Transactions is, or when issued and delivered will be, duly and validly issued, fully paid and nonassessable. No stockholder of Company has any preemptive rights to subscribe for any additional equity Securities of Company except pursuant to the Related Agreements. The issuance and sale of Company's Common Stock in the Recapitalization Transactions, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

         (ii) SENIOR SUBORDINATED NOTES . Company has the corporate power and authority to issue the Senior Subordinated Notes. The Senior Subordinated Notes, when issued and paid for, will be the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Senior Subordinated Notes will be enforceable against the holders thereof and the Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Indebtedness" included in such provisions. Senior Subordinated Notes, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

5.3 FINANCIAL CONDITION.

         Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance


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sheets of Company and its Subsidiaries as at September 30, 1996 and September
30, 1995 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Years then ended,
(ii) the unaudited consolidated balance sheets of Company and its Subsidiaries as at March 31, 1997 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the six months then ended and (iii) the unaudited consolidated balance sheet of Company and its Subsidiaries as at April 30, 1997 and the related unaudited consolidated statement of income of Company and its Subsidiaries for the one month then ended. All such statements in (i) and (ii) were prepared in conformity with GAAP and all such statements fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from normal year-end adjustments. Company does not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto or, if not so reflected, is material in relation to the business, operations or condition (financial or otherwise) of Company or any of its Subsidiaries.

5.4 NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

         Since September 30, 1996, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since September 30, 1996, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5, in the ordinary course of business consistent with past practices or as described in the Note Offering Memorandum.

5.5 TITLE TO PROPERTIES; LIENS; REAL PROPERTY.

    A. TITLE TO PROPERTIES; LIENS. Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.


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

    B. REAL PROPERTY. As of the Closing Date, SCHEDULE 5.5 annexed hereto contains a true, accurate and complete list of (i) all real property owned by Company or any Subsidiary and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in SCHEDULE 5.5 annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any material default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

5.6 LITIGATION; ADVERSE FACTS.

         There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental
Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7 PAYMENT OF TAXES.

         Except to the extent permitted by subsection 6.3, all tax returns that could reasonably be expected to have a Material Adverse Effect on Company or its Subsidiaries if not filed, and reports of Company and its Subsidiaries required to be filed by any of them, have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not in the ordinary course of business or being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; PROVIDED that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8  PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

    A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its securities, indentures, mortgages, deeds of trust, contracts, undertakings, agreements or other instruments, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

    B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.9 GOVERNMENTAL REGULATION.

         Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation or under any other comparable or similar laws of any governmental authority which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10 SECURITIES ACTIVITIES.

         A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.


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

5.11 EMPLOYEE BENEFIT PLANS.

         A. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in substantial compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan. To the best knowledge of Company, each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

         B. No ERISA Event has occurred or is reasonably expected to occur that could be reasonably expected to subject Company, any of its Subsidiaries or their respective ERISA Affiliates to a liability in excess of $500,000.

         C. Except as disclosed on SCHEDULE 5.11, and except to the extent required under Section 4980B of the Internal Revenue Code or Part 6 of Subtitle B of Title I of ERISA, no "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA) of Company provides benefits to any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $500,000.

         D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $500,000.

         E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available to Company, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $500,000 in the aggregate for all such benefits.

5.12 CERTAIN FEES.

         Other than as disclosed in the Note Offering Memorandum, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.


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

5.13 ENVIRONMENTAL PROTECTION.

         Except as set forth in SCHEDULE 5.13 annexed hereto:

         (i) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to
    (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity;

         (ii) neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section
    9604) or any comparable state law with respect to a matter which could reasonably be expected to have a Material Adverse Effect on Company;

         (iii) there are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries reasonably likely to have a Material Adverse Effect;

         (iv) neither Company nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Company' or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent; and

         (v) compliance with all Environmental Laws will not, individually or in the aggregate, have a reasonable likelihood of giving rise to a Material Adverse Effect.

         Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on SCHEDULE 5.13 annexed hereto, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.


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5.14 EMPLOYEE MATTERS.

         There is no strike or work stoppage in existence or, to Company's knowledge, threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15 SOLVENCY.

         Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

5.16 MATTERS RELATING TO COLLATERAL.

    A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1E, 4.1F,
6.8 and 6.9 and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

    B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

    C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.


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

    D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

5.17 DISCLOSURE.

         No information contained in the Loan Documents or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement is inaccurate, incomplete, untrue or misleading in any material respect. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.


SECTION 6.   COMPANY'S AFFIRMATIVE COVENANTS

         Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1 FINANCIAL STATEMENTS AND OTHER REPORTS.

         Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Agents and Lenders:

         (i) MONTHLY FINANCIALS: as soon as available and in any event within 30 days after the end of each month ending after the Closing Date, the consolidated statement of income of Company and its Subsidiaries as at the end of such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, to the extent prepared on a monthly basis and in the form


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    prepared for internal reporting purposes, all in reasonable detail and certified by the chief financial officer, chief accounting officer or controller of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

         (ii) QUARTERLY FINANCIALS: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and, if available, the corresponding figures from the Financial Plan for the current Fiscal Year, (b) sales, gross profit, operating income and EBITDA figures on a business unit basis for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter and prepared on a basis consistent with the financial statements delivered pursuant to subsection 4.1O, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (c) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter; PROVIDED that delivery of the financial statements and narrative required pursuant to the foregoing clause (a) and (c) may be satisfied by delivery of Company's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission;

         (iii) YEAR-END FINANCIALS: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and, if available, the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, (b) sales, gross profit, operating income and EBITDA figures on a business unit basis for such Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Year and prepared on a basis consistent with the financial statements delivered pursuant to subsection 4.1O, all in reasonable


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    detail and certified by the chief financial officer, chief accounting officer or controller of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated,
    (c) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (d) in the case of such consolidated financial statements, (1) a report thereon of Ernst & Young LLP, or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Agents, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and (2) a copy of an Auditor's Letter substantially in the form of EXHIBIT XXIV from Ernst & Young LLP or other independent certified public accountants to Company with respect to such audited consolidated financial statements; PROVIDED that delivery of the financial statements and narrative required pursuant to the foregoing clause (a) and
    (c) may be satisfied by delivery of Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission;

         (iv) OFFICER'S AND COMPLIANCE CERTIFICATES: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i), (ii) and (iii) above, (a) an Officer's Certificate of Company stating that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

         (v) CERTAIN ACCOUNTING CHANGES: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any


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

    material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made or, if as a result of any change in Company's Fiscal Year-end, the numbers set forth in the financial covenants or other covenants set forth herein do not measure Company's compliance with such covenants in the same manner as before such change, then (a) Company shall promptly notify Administrative Agent of any such change and Company and Lenders will negotiate in good faith to amend Sections 1, 6 and 7 hereof so that the criteria for evaluating Company's financial condition and performance shall be the same as they were prior to such changes, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change until such time as Company and Lenders have agreed on such amendments to Sections 1, 6 and 7, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared, or compliance with such covenants had been measured, without giving effect to such change;

         (vi) ACCOUNTANTS' CERTIFICATION: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of Section 7 of this Agreement as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and
    (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision
    (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

         (vii) ACCOUNTANTS' REPORTS: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of any comment letter submitted by such accountants to management in connection with their annual audit;


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         (viii)  SEC FILINGS AND PRESS RELEASES:  promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, and (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or regulatory authority;

         (ix) EVENTS OF DEFAULT, ETC.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2,
    (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

         (x) LITIGATION OR OTHER PROCEEDINGS: promptly upon any officer of Company obtaining knowledge of (X) the institution of, or written threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

                 (1) if adversely determined, could reasonably be expected to give rise to a Material Adverse Effect; or

                 (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;


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    written notice thereof;

         (xi) ERISA EVENTS: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that individually or in the aggregate could reasonably be expected to result in a material liability to Company, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened in writing by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

         (xii) FISCAL YEAR: promptly upon any decision by Company to change Company's Fiscal Year, written notice of such new Fiscal Year-end;

         (xiii) FINANCIAL PLANS: at such time as prepared by Company, a consolidated plan and financial forecast for such Fiscal Year or for at least the six month period succeeding the delivery of such plan and financial forecast (the "FINANCIAL PLAN") as customarily prepared by Company, including without limitation (a) forecasted balance sheets and forecasted statements of income and cash flows of Company and its Subsidiaries on a consolidated basis, together with an explanation of the assumptions on which such forecasts are based and (b) forecasted statements of income and cash flows of Company and its Subsidiaries on a consolidated basis for each Fiscal Period of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based; PROVIDED that at all times Administrative Agent and Lenders shall have a Financial Plan effective for at least the next succeeding month;

         (xiv) NEW SUBSIDIARIES: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and
    (b) all of the data required to be set forth in SCHEDULE 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement SCHEDULE 5.1 annexed hereto for all purposes of this Agreement);

         (xv) MARGIN DETERMINATION CERTIFICATE: concurrently with the delivery of the financial statements required under subsections 6.1(ii) and 6.1(iii), Company shall deliver a Margin Determination Certificate;

         (xvi) INSURANCE: as soon as practicable and in any event by the last day of each Fiscal Year, an Officer's Certificate or other report or certificates of insurance outlining all material insurance coverage maintained as of the date of such report or certificate by Company and its Subsidiaries; and


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         (xvii)  OTHER INFORMATION:  with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2 CORPORATE EXISTENCE, ETC.

         Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; PROVIDED, HOWEVER that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

6.3 PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

    A. Company will, and will cause each of its Subsidiaries to, pay all taxes that could reasonably be expected to have a Material Adverse Effect on Company or its Subsidiaries if not paid, assessments and other governmental charges, imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

    B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4  MAINTENANCE OF PROPERTIES; INSURANCE.

    A. MAINTENANCE OF PROPERTIES. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals


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and replacements thereof; PROVIDED, HOWEVER that neither Company nor any of its
Subsidiaries shall be required to maintain any such property if the Board of Directors of Company or such Subsidiary shall determine that the maintenance thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

    B. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value property insurance on the Collateral. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Agents, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $500,000 and provides for at least 30 days prior written notice to Agents of any modification or cancellation of such policy.

6.5  INSPECTION RIGHTS; LENDER MEETING.

    A. INSPECTION RIGHTS. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested and for all such purposes as are reasonably related to this Agreement or the extensions of credit hereunder.

    B. LENDER MEETING. Company will, upon the request of Agents or Requisite Lenders, participate in a meeting of Agents and Lenders once during each


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Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Agents) at such time as may be agreed to by Company and Agents.

6.6 COMPLIANCE WITH LAWS, ETC.

         Company shall comply, and shall cause each of its Subsidiaries to comply, and shall use its best efforts to cause all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7 ENVIRONMENTAL REVIEW AND INVESTIGATION, DISCLOSURE, ETC.; COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

    A. ENVIRONMENTAL REVIEW AND INVESTIGATION. Company agrees that Agents may, if an Event of Default has occurred and is continuing, or if Administrative Agent has received information indicating a Release, Environmental Claim or other environmental liability at a Facility having a reasonable possibility of causing a Material Adverse Effect, and to the extent permitted by any lease or other third party agreement governing activities at such Facility, (i) retain, at Company's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Company and (ii) conduct its own investigation of any such Facility; PROVIDED that, in the case of any Facility no longer owned, leased, operated or used by Company or any of its Subsidiaries, Company shall only be obligated to use its reasonable efforts to obtain permission for Agents' professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, Company hereby grants to Agents and their respective agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted in compliance with all Environmental Laws and any lease or other third party document governing activities at such Facility, unless otherwise agreed to by Company and Agents, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Company and Agents hereby acknowledge and agree that any report of any investigation conducted at the request of Agents pursuant to this subsection 6.7A will be obtained and shall be used by Agents and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents, and any


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other purpose required by law.  Agents agree to deliver a copy of any such report, subject to any contractual obligations restricting or prohibiting such delivery, to Company with the understanding that Company acknowledges and agrees that neither of the Agents nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Company, neither of the Agents nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

    B.   ENVIRONMENTAL DISCLOSURE.  Company will deliver to Agents and Lenders:

         (i) ENVIRONMENTAL AUDITS AND REPORTS. As soon as practicable following receipt thereof, copies of all material environmental audits, investigations, analyses and reports of any kind or character under its control, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility;

         (ii) NOTICE OF CERTAIN RELEASES, REMEDIAL ACTIONS, ETC. As soon as practicable upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by Company or any other Person in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable likelihood of resulting in a Material Adverse Effect, and (c) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws reasonably likely to have a Material Adverse Effect on Company.

         (iii) WRITTEN COMMUNICATIONS REGARDING ENVIRONMENTAL CLAIMS, RELEASES, ETC. As soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity.


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         (iv)    NOTICE OF CERTAIN PROPOSED ACTIONS HAVING ENVIRONMENTAL
    IMPACT. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) impair the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing or other industrial operations or to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws.

         (v) OTHER INFORMATION. With reasonable promptness, such other documents and information as from time to time may be reasonably requested by Agents in relation to any matters disclosed pursuant to this subsection 6.7.

    C. COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

         (i) REMEDIAL ACTIONS RELATING TO HAZARDOUS MATERIALS ACTIVITIES. Company shall promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that puts Company or any Subsidiary in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim against Company or any Subsidiary. In the event Company or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, Company or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by Company or such Subsidiary.

         (ii) ACTIONS WITH RESPECT TO ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS. Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Company or its Subsidiaries and (ii) make an appropriate response to any Environmental Claim against


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    Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder.

6.8 EXECUTION OF SUBSIDIARY GUARANTY, PERSONAL PROPERTY COLLATERAL DOCUMENTS BY CERTAIN SUBSIDIARIES, FUTURE SUBSIDIARIES AND COMPANY PLEDGE AGREEMENTS.

    A. EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. In the event that any Person becomes a Subsidiary of Company after the date hereof, Company will promptly notify Administrative Agent of that fact and cause such Subsidiary which is a Domestic Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty, and, as appropriate, a Subsidiary Pledge Agreement, a Subsidiary Security Agreement, Additional Mortgages, a Subsidiary Patent Collateral Assignment and Security Agreement and a Subsidiary Trademark Security Agreement, and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1E) as may be necessary or, in the opinion of Agents, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Subsidiary described in the applicable forms of Collateral Documents. With respect to any such Domestic Subsidiary, Company shall also deliver to Administrative Agent a pledge amendment to the Company Pledge Agreement or the applicable Subsidiary Pledge Agreement, as appropriate, granting to Administrative Agent on behalf of Lenders a first priority security interest in 100% of the capital stock of such Domestic Subsidiary.

    B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Agents and their respective counsel, as to (a) the due organization and good standing of such Subsidiary,
(b) the due authorization,


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execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Agents may reasonably request, all of the foregoing to be satisfactory in form and substance to Agents and their respective counsel.

    C. FUTURE FOREIGN SUBSIDIARIES. In the event that any Person becomes a Subsidiary of Company after the date hereof and such Subsidiary is a Foreign Subsidiary which is not an Immaterial Subsidiary, with respect to any such Foreign Subsidiary, Company shall deliver to Administrative Agent a pledge amendment to the Company Pledge Agreement or shall execute a Company Pledge Agreement under the laws of the jurisdiction of organization or incorporation of such Foreign Subsidiary, in each case granting to Administrative Agent on behalf of Lenders a first priority security interest in 65% of the capital stock of such Foreign Subsidiary, and, in each case, Company shall take, or cause to be taken, all such other actions as Administrative Agent shall deem necessary or desirable to perfect such security interest.

    D. COMPANY PLEDGE AGREEMENTS. To the extent not delivered to Administrative Agent on the Closing Date, by June 20, 1997, Administrative Agent shall have received executed originals of all Company Pledge Agreements, in each case in form and substance satisfactory to Administrative Agent, with respect to the pledge of 65% of the capital stock of each Foreign Subsidiary that is a direct Subsidiary of Company, together with evidence satisfactory to Administrative Agent that all filings, recordings and other actions that Administrative Agent deems necessary or advisable to establish, preserve and protect the Liens granted to Administrative Agent on behalf of Lenders with respect to such Foreign Subsidiary stock under the Collateral Documents shall have been made.

6.9 CONFORMING LEASEHOLD INTERESTS; MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL.

    A. CONFORMING LEASEHOLD INTERESTS. If Company or any of its Subsidiaries acquires any Leasehold Property, Company shall, or shall cause such Subsidiary to, cause such Leasehold Property to be a Conforming Leasehold Interest.

    B. ADDITIONAL MORTGAGES, ETC. From and after the Closing Date, in the event that (i) Company or any Subsidiary Guarantor acquires any fee interest in real property or any Material Leasehold Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (ii) above) then-existing senior lienholder, where Company and its Subsidiaries are unable to obtain such lessor's or senior lienholder's consent (any such


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non-excluded Real Property Asset described in the foregoing clause (i) or (ii)
being an "ADDITIONAL MORTGAGED PROPERTY"), Company or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, the following:

         (i) ADDITIONAL MORTGAGE. A fully executed and notarized Mortgage (an "ADDITIONAL MORTGAGE"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property;

         (ii) OPINIONS OF COUNSEL. (a) A favorable opinion of counsel to such Loan Party, in form and substance satisfactory to Agents and their respective counsel, as to the due authorization, execution and delivery by such Loan Party of such Additional Mortgage and such other matters as Agents may reasonably request, and (b) if required by Agents, an opinion of counsel (which counsel shall be reasonably satisfactory to Agents) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of the form of Additional Mortgage recorded in such state and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as Agents may reasonably request, in each case in form and substance reasonably satisfactory to Agents;

         (iii) LANDLORD ESTOPPEL AND CONSENT; RECORDED LEASEHOLD INTEREST. In the case of an Additional Mortgaged Property consisting of a Leasehold Property, (a) a Landlord Estoppel and Consent and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

         (iv) TITLE INSURANCE. (a) If required by Agents with respect to fee interests in real property owned by Company or any Subsidiary Guarantor, an ALTA mortgagee title insurance policy or an unconditional commitment therefor (an "ADDITIONAL MORTGAGE POLICY") issued by a reputable title company with respect to such Additional Mortgaged Property, in an amount satisfactory to Agents, insuring fee simple title to, or a valid leasehold interest in, such Additional Mortgaged Property vested in such Loan Party and assuring Agents that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to a standard survey exception, which Additional Mortgage Policy (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Agents and (2) shall provide for affirmative insurance and such reinsurance as Agents may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Agents; and (b) evidence satisfactory to Agents that such Loan Party has (i) delivered to such title company all certificates and affidavits required by such title company in connection with the issuance of the Additional Mortgage


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    Policy and (ii) paid to such title company or to the appropriate governmental authorities all expenses and premiums of such title company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;

         (v) TITLE REPORT. If no Additional Mortgage Policy is required with respect to such Additional Mortgaged Property, a title report issued by such title company with respect thereto, dated not more than 30 days prior to the date such Additional Mortgage is to be recorded and satisfactory in form and substance to Agents;

         (vi) COPIES OF DOCUMENTS RELATING TO TITLE EXCEPTIONS. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause (iv) or (v) above;

         (vii) MATTERS RELATING TO FLOOD HAZARD PROPERTIES. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Additional Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

         (viii) ENVIRONMENTAL AUDIT. If required by Agents, reports and other information, in form, scope and substance satisfactory to Agents and prepared by environmental consultants satisfactory to Agents, concerning any environmental hazards or liabilities to which Company or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property.


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SECTION 7. COMPANY'S NEGATIVE COVENANTS

          Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1 INDEBTEDNESS.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Company may become and remain liable with respect to the Obligations;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases, mortgage financings or purchase money obligations; PROVIDED that such Capital Leases, mortgage financings or purchase money obligations are incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or its Subsidiaries, in an aggregate principal amount not to exceed $4,000,000 at any time outstanding;

          (iv) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; PROVIDED that (a) all such intercompany Indebtedness shall be evidenced by promissory notes which promissory notes (other than notes issued and payable to Foreign Subsidiaries) are pledged to Administrative Agent pursuant to the terms of the applicable Collateral Documents, (b) all such intercompany Indebtedness owed by Company or by any guarantor Subsidiary to Company or to any of Company's Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, in each case in form and substance satisfactory to Administrative Agent, and (c) any payment by any Subsidiary of Company under any guaranty of the Obligations shall


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    result in a PRO TANTO reduction of the amount of any intercompany
    Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

         (v) Company and its Subsidiaries, as applicable, may remain liable with respect to the existing Indebtedness described in SCHEDULE 7.1 annexed hereto and any Indebtedness incurred to refinance such existing Indebtedness; PROVIDED that after giving effect to such refinancing Indebtedness and the repayment of the corresponding existing Indebtedness with the proceeds thereof, (a) the aggregate principal amount of the refinancing Indebtedness and the corresponding existing Indebtedness so refinanced shall not be greater than the outstanding principal amount of such existing Indebtedness immediately prior to such refinancing, (b) the weighted average life to maturity of such refinancing Indebtedness shall be no shorter than the existing Indebtedness being refinanced and (c) such refinancing Indebtedness shall not be secured by any additional property than that which secures the existing Indebtedness being refinanced; PROVIDED FURTHER that with respect to Foreign Subsidiaries, such Indebtedness is permitted pursuant to subsection 7.1(vii);

         (vi) Company and its Subsidiaries may become and remain liable with respect to Indebtedness evidenced by the Senior Subordinated Notes in an aggregate principal amount not to exceed $85,000,000;

         (vii) Company's Foreign Subsidiaries may become and remain liable with respect to committed or uncommitted lines of credit for loans to, or for the sale with recourse or discounting of notes or accounts receivable of, such Foreign Subsidiaries, such lines of credit to be in form and substance satisfactory to Administrative Agent, including without limitation existing lines of credit described on Schedule 7.1 annexed hereto, in an aggregate amount for all such lines of credit of up to $6,500,000; PROVIDED HOWEVER that the aggregate amount outstanding and drawn under all such lines of credit, together with the aggregate amount of any liabilities or Indebtedness which is outstanding and drawn with respect to the Contingent Obligations permitted under subsection 7.4(iii), does not exceed $6,500,000 at any time; and

         (viii) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $2,500,000 at any time outstanding.

7.2 LIENS AND RELATED MATTERS.

    A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its

Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

       (i)   Permitted Encumbrances;

       (ii) Liens granted pursuant to the Collateral Documents, including Liens securing its obligations to Lenders or Affiliates of Lenders as Interest Rate Exchangers or Currency Exchangers (as such terms are defined in the Collateral Documents);

       (iii) Existing Liens described in SCHEDULE 7.2 annexed hereto;

       (iv) Liens on the assets of Company's Foreign Subsidiaries securing the Indebtedness permitted under subsection 7.1(vii) and the Contingent Obligations under subsection 7.4(iii);

       (v)   Liens securing Indebtedness permitted under subsection
    7.1(iii); PROVIDED that such Liens extend only to the property or asset so financed and the proceeds thereof; and

       (vi)  Other Liens on assets other than Collateral securing
    Indebtedness in an aggregate amount not to exceed $2,500,000 at any time outstanding.

  B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; PROVIDED that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

  C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Company nor any of its Subsidiaries shall enter into any agreement (other than the Senior Subordinated Note Indenture or any other agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.


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

7.3    INVESTMENTS; JOINT VENTURES.

       Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

       (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

       (ii) Company and its Subsidiaries may make and own Investments in any wholly-owned Subsidiaries of Company that is engaged in the test instrumentation business or a business reasonably related thereto;

       (iii) Company and its wholly-owned Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

       (iv) Company and its wholly-owned Domestic Subsidiaries may make and own Investments in Persons that, as a result of such Investments, become additional wholly-owned Domestic Subsidiaries, and Company may make and own Investments in Persons that, as a result of such Investments, become additional direct wholly-owned Foreign Subsidiaries, in each case to the extent such Investments are permitted under subsection 7.7(ii);

       (v) Company and its Subsidiaries may continue to own the existing Investments owned by them and described in SCHEDULE 7.3 annexed hereto;

       (vi) Company may make loans to its employees for the purposes of purchasing Common Stock from Company in connection with the exercise of stock options granted pursuant to a stock option plan approved by Company's Board of Directors; PROVIDED that the aggregate principal amount of such loans shall not exceed $2,000,000 at any time outstanding;

       (vii) Company and its Subsidiaries may accept promissory notes received in consideration of any Asset Sale to the extent permitted pursuant to subsection 7.7(vi); PROVIDED that any such promissory notes so accepted shall be pledged as security for the Obligations pursuant to the applicable Collateral Documents; and

       (viii) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $2,500,000.

7.4    CONTINGENT OBLIGATIONS.

       Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

       (i) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty, including Contingent Obligations thereunder for the benefit of Lenders or Affiliates of Lenders as Interest Rate Exchangers or Currency Exchangers (as such terms are defined in the Subsidiary Guaranty);

       (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

       (iii) Foreign Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of letters of credit, performance, completion or surety bonds or guaranties or other similar Contingent Obligations, including without limitation existing Contingent Obligations described on Schedule 7.4 annexed hereto, in an aggregate amount for all such Contingent Obligations of up to $4,000,000; PROVIDED that the aggregate amount of any liabilities or Indebtedness which is outstanding and drawn with respect to such Contingent Obligations, together with the aggregate amount outstanding and drawn under the lines of credit permitted under subsection 7.1(vii), does not exceed $6,500,000 at any time; and Company may become and remain liable with respect to guarantees of the Foreign Subsidiaries' Contingent Obligations permitted under this subsection 7.4(iii) and with respect to guarantees of the Foreign Subsidiaries' Indebtedness permitted under subsection 7.1(vii);

       (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under Currency Agreements entered into in the ordinary course of business with a Lender or an Affiliate of a Lender in a notional amount not to exceed $10,000,000 for all such Currency Agreements;

       (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries in an aggregate amount not to exceed at any time $2,500,000;

       (vi) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries permitted by subsection 7.1 and Company may become and remain liable with respect to Contingent Obligations in respect of any other liabilities or obligations or any of its Subsidiaries not prohibited under this Agreement;

       (vii) Company and its Subsidiaries, as applicable, may remain liable with respect to existing Contingent Obligations described in
    SCHEDULE 7.4 annexed hereto; PROVIDED that with respect to Foreign Subsidiaries, such Contingent Obligations are permitted pursuant to subsection 7.4(iii);

       (viii) Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations arising under their subordinated guaranties of the Senior Subordinated Notes as set forth in the Senior Subordinated Note Indenture as in effect on the Closing Date; and

       (ix) Company and its Domestic Subsidiaries may become and remain liable with respect to other Contingent Obligations; PROVIDED that the maximum aggregate liability, contingent or otherwise, of Company and its Domestic Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $2,500,000.

7.5    RESTRICTED JUNIOR PAYMENTS.

       Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; PROVIDED that, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or occurs as a result thereof: (i) on the Closing Date, Company may purchase for cash up to approximately 651,361 shares in aggregate of Company's Common Stock (including stock options) and all of its outstanding shares of Class B Common Stock for an aggregate price not exceeding $159,400,000; (ii) Company may make regularly scheduled payments of interest in respect of the Senior Subordinated Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Senior Subordinated Note Indenture; (iii) Company may make Restricted Junior Payments in an aggregate amount not to exceed $1,000,000 in any Fiscal Year or $5,000,000 during the term of this Agreement to repurchase shares of its common stock from officers and employees of Company; PROVIDED that after the date of this Agreement such repurchases shall be pursuant to stock plans permitted under subsection 7.12; and (iv) Company and any Subsidiary may make Restricted Junior Payments on Indebtedness permitted pursuant to Section 7.1(iv) subject to the subordination provisions contained in the notes or agreements governing such Indebtedness. Neither Company nor any of its Subsidiaries will directly or indirectly declare, order, pay or make, or set apart any sum or property for, any Restricted Junior Payment or agree to do so except as permitted by this subsection 7.5.

7.6    FINANCIAL COVENANTS.

  With respect to the calculation of the financial covenants contained in this subsection 7.6, to the extent that during the period for which compliance is being determined, Company or any Subsidiary of Company has made an Acquisition permitted under subsection 7.7(ii) or has disposed of any assets or operations in an amount for any such transaction or series of related transactions exceeding $1,000,000, such calculations shall be made as if such Acquisition or such disposition took place on the first day of such period on a PRO FORMA basis for the portion of such period prior to the date of such Acquisition or after the date of such disposition and on an actual basis for the portion of such period after the date of such Acquisition or before the date of such disposition, and such calculations shall be made after giving effect to the incurrence, assumption or repayment of any Indebtedness made in connection with such acquisition or disposition. With respect to any such Acquisition, such PRO FORMA calculations shall be based on the audited or reviewed financial results delivered in compliance with clause (c)(3) of subsection 7.7(ii).

  A. MINIMUM FIXED CHARGE COVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges for any consecutive four-Fiscal Quarter period ending on the dates set forth below to be less than the correlative ratio indicated:


                                               MINIMUM FIXED CHARGE
       FISCAL QUARTER ENDING DATE                 COVERAGE RATIO
       --------------------------              --------------------
               06/30/1997                            1.30:1.00
               09/30/1997                            1.36:1.00

               12/31/1997                            1.27:1.00
               03/31/1998                            1.30:1.00
               06/30/1998                            1.34:1.00
               09/30/1998                            1.34:1.00

               12/31/1998                            1.37:1.00
               03/31/1999                            1.40:1.00
               06/30/1999                            1.40:1.00
               09/30/1999                            1.43:1.00

               12/31/1999                            1.46:1.00
               03/31/2000                            1.48:1.00
               06/30/2000                            1.48:1.00
               09/30/2000                            1.50:1.00

               12/31/2000                            1.50:1.00
               03/31/2001                            1.50:1.00
               06/30/2001                            1.50:1.00
               09/30/2001                            1.51:1.00

               12/31/2001                            1.51:1.00
               03/31/2002                            1.51:1.00
               06/30/2002                            1.52:1.00
               09/30/2002                            1.53:1.00

               12/31/2002                            1.53:1.00


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

  B. MAXIMUM LEVERAGE RATIO. Company shall not permit the Consolidated Leverage Ratio at any time during any of the periods set forth below to exceed the correlative ratio indicated:

                                                     MAXIMUM
                       PERIOD                     LEVERAGE RATIO
                       ------                  --------------------
                       06/30/1997                    5.9:1.00
                       09/30/1997                    5.7:1.00

                       12/31/1997                    5.7:1.00
                       03/31/1998                    5.4:1.00
                       06/30/1998                    4.5:1.00
                       09/30/1998                    4.3:1.00

                       12/31/1998                    4.0:1.00
                       03/31/1999                    3.6:1.00
                       06/30/1999                    3.3:1.00
                       09/30/1999                    3.0:1.00

                       12/31/1999                    2.9:1.00
                       03/31/2000                    2.7:1.00
                       06/30/2000                    2.6:1.00
                       09/30/2000                    2.5:1.00

                       12/31/2000                    2.5:1.00
                       03/31/2001                    2.4:1.00
                       06/30/2001                    2.4:1.00
                       09/30/2001                    2.3:1.00

                       12/31/2001                    2.3:1.00
                       03/31/2002                    2.2:1.00
                       06/30/2002                    2.2:1.00
                       09/30/2002                    2.1:1.00

                       12/31/2002                    2.1:1.00

  C. MINIMUM CONSOLIDATED EBITDA. Company shall not permit Consolidated EBITDA for the consecutive four-Fiscal Quarter period ending on the date indicated below to be less than the correlative amount indicated:

                                                   MINIMUM
                                             CONSOLIDATED EBITDA
                                          -------------------------
                       PERIOD                  ($ in millions)
                       ------

                       06/30/1997                   $20.7
                       09/30/1997                    21.7


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
                                                   MINIMUM
                                             CONSOLIDATED EBITDA
                                          -------------------------
                       PERIOD                  ($ in millions)
                       ------

                       12/31/1997                    20.8
                       03/31/1998                    21.8
                       06/30/1998                    25.2
                       09/30/1998                    26.2

                       12/31/1998                    27.4
                       03/31/1999                    28.9
                       06/30/1999                    30.3
                       09/30/1999                    31.8

                       12/31/1999                    32.7
                       03/31/2000                    33.9
                       06/30/2000                    34.8
                       09/30/2000                    36.0

                       12/31/2000                    36.0
                       03/31/2001                    37.0
                       06/30/2001                    38.2
                       09/30/2001                    39.3

                       12/31/2001                    39.9
                       03/31/2002                    40.7
                       06/30/2002                    41.7
                       09/30/2002                    42.5

                       12/31/2002                    42.5

  D. MINIMUM CONSOLIDATED NET WORTH. Company shall not permit Consolidated Net Worth at any time during the period ending on the dates set forth below to be less than the correlative amount indicated:

                                                     MINIMUM
                    PERIOD ENDING            CONSOLIDATED NET WORTH
                    -------------            ----------------------
                                                 ($ in millions)

                    06/30/1997                       ($76.7)
                    09/30/1997                        (76.6)

                    12/31/1997                        (75.7)
                    03/31/1998                        (73.3)
                    06/30/1998                        (70.5)
                    09/30/1998                        (68.1)


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

                                                     MINIMUM
                    PERIOD ENDING            CONSOLIDATED NET WORTH
                    -------------            ----------------------
                                                 ($ in millions)

                    12/31/1998                        (65.3)
                    03/31/1999                        (60.4)
                    06/30/1999                        (56.2)
                    09/30/1999                        (51.4)

                    12/31/1999                        (47.7)
                    03/31/2000                        (43.6)
                    06/30/2000                        (39.0)
                    09/30/2000                        (35.4)

                    12/31/2000                        (32.0)
                    03/31/2001                        (27.4)
                    06/30/2001                        (21.8)
                    09/30/2001                        (18.3)

                    12/31/2001                        (14.2)
                    03/31/2002                         (9.0)
                    06/30/2002                         (2.4)
                    09/30/2002                          1.9

                    12/31/2002                          1.9

7.7    RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

       Company shall not, and shall not permit any of Company's Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

       (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor; PROVIDED that, in the case of such a merger, Company or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving corporation;

       (ii) Company and its wholly-owned Subsidiaries may acquire all or substantially all the business, property or fixed assets of, or stock or other


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

    evidence of beneficial ownership of, any Person, or any division or line of business of any Person, in each case in the test instrumentation business or a business reasonably related thereto (collectively, an "Acquisition"); PROVIDED that (a) such Person becomes a wholly-owned Subsidiary of Company, or such business, property or other assets are acquired by Company or a wholly-owned Subsidiary of Company, and any such wholly-owned Subsidiary which is a Foreign Subsidiary shall be a direct Subsidiary of Company; (b) the aggregate consideration paid by Company or any of its Subsidiaries in connection with all such Acquisitions, including without limitation, the fair market value of all Cash (including without limitation earn outs or deferred compensation or non-competition arrangements), Common Stock or other property so paid or transferred, and the amount of all Indebtedness or other liabilities assumed or incurred by Company or any of its Subsidiaries, shall not exceed $25,000,000 or, in the event that Company's Consolidated Leverage Ratio as of the last day of each of the two immediately preceding Fiscal Quarters is less than or equal to 3.50:1.00, $35,000,000; PROVIDED that with respect to such aggregate consideration, the aggregate Cash consideration paid by Company or any of its Subsidiaries, including the amount of all Indebtedness or other liabilities so assumed or incurred, shall not exceed (x) for all Acquisitions of Foreign Subsidiaries or of businesses, properties or other assets not located in the United States the lesser of (I) the amount permitted therefor under the Senior Subordinated Note Indenture or (II) $7,500,000 or, in the event that Company's Consolidated Leverage Ratio as of the last day of each of the two immediately preceding Fiscal Quarters is less than or equal to 3.50:1.00, the lesser of (I) the amount permitted therefor under the Senior Subordinated Note Indenture or (II) $15,000,000, and
    (y) for all Acquisitions $10,000,000 or, in the event that Company's Consolidated Leverage Ratio as of the last day of each of the two immediately preceding Fiscal Quarters is less than or equal to 3.50:1.00, $20,000,000; (c) prior to the consummation of such Acquisition, Company shall deliver to Agents an Officer's Certificate (1) certifying that no Potential Event of Default or Event of Default under this Agreement or under the Senior Subordinated Note Indenture shall then exist or shall occur as a result of such Acquisition, (2) demonstrating that after giving effect to such Acquisition and to all Indebtedness to be incurred or assumed or repaid in connection with or as consideration for such Acquisition, that Company is in PRO FORMA compliance with the financial covenants referred to in subsection 7.6 for the four consecutive Fiscal Quarter period ending immediately prior to the date of the proposed Acquisition and that, giving effect to such Acquisition, Company is in compliance with the clause (b) of this subsection 7.7(ii) on a cumulative basis for all Acquisitions, and (3) delivering a copy, prepared in conformity with GAAP, of (i) financial statements of the Person or business so acquired for the immediately preceding four consecutive Fiscal Quarter period corresponding to the calculation period for the financial covenants in the immediately preceding clause, and (ii) audited financial statements of the Person or business so acquired for the fiscal year ended within such period;

    (d) concurrently with the consummation of such Acquisition, Company shall, and shall cause its Subsidiaries to, comply with the requirements of subsections 6.8 and 6.9 with respect to such Acquisitions; and (e) the earnings before interest, income taxes, depreciation and amortization of the Person or business so acquired for the preceding twelve-month period shall exceed zero.

       (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

       (iv) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; PROVIDED that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

       (v) Company and its Subsidiaries may sell and leaseback the facility located in Norwich, England for a consideration at least equal to the fair market value thereof; PROVIDED that the proceeds thereof shall be applied as required by subsection 2.4B(iii)(a), shall be utilized to make Consolidated Capital Expenditures or shall be used to make an acquisition of a business permitted under subsection 7.7(ii); and

       (vi) Company and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $1,000,000 in any Fiscal Year; PROVIDED that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (y) at least 75% of the consideration received therefor is in the form of cash (PROVIDED that any liabilities which are assumed by the transferee of such Assets pursuant to a customary novation agreement that releases Company or such Subsidiary from further liability, and any promissory notes received that are converted into cash, shall be deemed to be cash for purposes of this provision); and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a).

7.8    CONSOLIDATED CAPITAL EXPENDITURES.

       Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount set forth below opposite such Fiscal Year:

                                                        MAXIMUM CONSOLIDATED
         FISCAL YEAR                                    CAPITAL EXPENDITURES
  -------------------------                             --------------------

             1997                                            $7,500,000
             1998                                            $6,500,000
             1999                                            $6,500,000
             2000                                            $7,000,000
             2001                                            $7,000,000
             2002                                            $7,000,000


PROVIDED, HOWEVER, to the extent that any expenditures of Company or any of its Subsidiaries constitute an Acquisition permitted under subsection 7.7(ii), then for purposes of this subsection 7.8 such expenditures shall not constitute or be deemed to be Consolidated Capital Expenditures under this subsection 7.8.

7.9    RESTRICTION ON LEASES.

       Company shall not, and shall not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between Company and its wholly-owned Subsidiaries), unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current Fiscal Year shall not exceed the corresponding amount set forth below opposite such Fiscal Year:

                                                        MAXIMUM CONSOLIDATED
          FISCAL YEAR                                      RENTAL PAYMENTS
  -------------------------                             --------------------

             1997                                            $4,500,000
             1998                                            $5,000,000
             1999                                            $5,500,000
             2000                                            $6,000,000
             2001                                            $6,500,000
             2002                                            $7,000,000

7.10   SALES AND LEASE-BACKS.

       Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or

(ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; PROVIDED that Company and its Subsidiaries may become liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease under subsection 7.9.

7.11   SALE OR DISCOUNT OF RECEIVABLES.

       Other than as permitted pursuant to subsection 7.1(vii) with respect to Company's Foreign Subsidiaries, Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

7.12   TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

       Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; PROVIDED that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries,
(iii) issuances of stock, payments of bonuses and other transactions pursuant to employment or compensation agreements, stock option agreements, indemnification agreements, severance agreements and other arrangements, in each case as in effect as of the Closing Date, and such substantially similar agreements as may hereafter become effective, in each case with officers or directors who are Affiliates of Company or any of its Subsidiaries, (iv) payment of customary consulting and other fees and expenses to Arranger and its Affiliates in connection with the Recapitalization Transactions, including without limitation under this Agreement or in connection with the Senior Subordinated Notes,
(v) transactions pursuant to the Distribution Agreement, dated April 23, 1996, and the Technical Collaboration Agreement, dated as of April 23, 1996, each between Company or one of its Subsidiaries and Yokogawa Electric Corporation, to the extent that such transactions are on terms that are at least as favorable as those that could reasonably be expected to be obtained by Company or the relevant Subsidiary in a comparable transaction by Company or such Subsidiary with an unrelated Person, (vi) lease payments, renewals and extensions under the lease agreement, dated June 29, 1996, between Company and Toyon Investments, a corporation controlled by Gooding, to the extent that aggregate annual lease payments do not exceed $585,000 per year, plus


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annual consumer price index adjustments, not to exceed 3% per annum, (vii) the exercise by Gooding of his option to purchase Company's executive offices at 11995 El Camino Road, San Diego, California, including all the leasehold improvements and fixed assets therein pursuant to the terms set forth in the resolution of Company adopted on September 19, 1995 and (viii) Restricted Junior Payments permitted pursuant to subsection 7.5.

7.13   DISPOSAL OF SUBSIDIARY STOCK; RESTRICTIONS ON SUBSIDIARIES.

   A. DISPOSAL OF STOCK. Except for any sale of 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsection 7.7(vi), Company shall not:

       (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

       (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another wholly-owned Domestic Subsidiary of Company, or to qualify directors if required by applicable law.

   B. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein or in the Subordinated Note Indenture, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to
(i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

7.14   CONDUCT OF BUSINESS.

       From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the test instrumentation business engaged in by Company and its Subsidiaries on the Closing Date and businesses reasonably related thereto and (ii) such other lines of business as may be consented to by Requisite Lenders.


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7.15   AMENDMENTS OF CERTAIN DOCUMENTS; DESIGNATION OF "DESIGNATED SENIOR DEBT."

   A. AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS. Company shall not, and shall not permit any of its Subsidiaries to, amend, waive any of its rights under, or otherwise change the terms of any of the Related Agreements (other than the Related Financing Documents) in each case as in effect on the Closing Date, without the prior written consent of the Requisite Lenders, if such amendment, waiver or change would increase materially the obligations of Company or any of its Subsidiaries or confer additional rights on any other party to any such agreement which would be adverse in any material respect to Company or any of its Subsidiaries or to the Lenders.

   B.  AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS.
Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any of the Senior Subordinated Notes or the Senior Subordinated Note Indenture (collectively, "RESTRICTED AGREEMENTS"), or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on any such Restricted Agreements, change any dates upon which payments of principal or interest are due thereon, change any of the covenants with respect thereto in a manner which is more restrictive to Company or any of its Subsidiaries, change any event of default or condition to an event of default with respect thereto, change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase the obligations of the obligor thereunder or to confer any additional rights on the holders of any such Restricted Agreements (or a trustee or other representative on their behalf) which would be adverse to any Loan Party or Lenders.

   C. DESIGNATION OF "DESIGNATED SENIOR DEBT." Company shall not designate any Indebtedness as "Designated Senior Debt" (as defined in the Senior Subordinated Note Indenture) for purposes of the Senior Subordinated Note Indenture without the prior written consent of Requisite Lenders.


SECTION 8.  EVENTS OF DEFAULT

   If any of the following conditions or events ("Events of Default") shall occur:

8.1    FAILURE TO MAKE PAYMENTS WHEN DUE.

       Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under


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a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2    DEFAULT IN OTHER AGREEMENTS.

       (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations with respect to any Indebtedness in either an individual or an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of
(a) one or more items of Indebtedness or Contingent Obligations with respect to any Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3    BREACH OF CERTAIN COVENANTS.

       Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

8.4    BREACH OF WARRANTY.

       Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5    OTHER DEFAULTS UNDER LOAN DOCUMENTS.

       Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within twenty Business Days after the earlier of (i) an officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from any Agent or any Lender of such default; or


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8.6    INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

       (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries (other than an Immaterial Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries (other than an Immaterial Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries (other than an Immaterial Subsidiary), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries (other than an Immaterial Subsidiary) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries (other than an Immaterial Subsidiary), and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7    VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

       (i) Company or any of its Subsidiaries (other than an Immaterial Subsidiary) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries (other than an Immaterial Subsidiary) shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries (other than an Immaterial Subsidiary) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (other than an Immaterial Subsidiary) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8    JUDGMENTS AND ATTACHMENTS.

       Any money judgment, writ or warrant of attachment or similar process involving either in any individual case or in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a


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solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9    DISSOLUTION.

       Any order, judgment or decree shall be entered against Company or any of its Subsidiaries (other than an Immaterial Subsidiary) decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10   EMPLOYEE BENEFIT PLANS.

       There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $500,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $500,000; or

8.11   CHANGE OF CONTROL.

       A Change of Control shall have occurred; or

8.12   INVALIDITY OF SUBSIDIARY GUARANTY.

       Upon execution and delivery thereof, the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void, or any Loan Party denies that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party, or gives notice to such effect; or

8.13   FAILURE OF SECURITY.

       Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or Agent shall not have or cease to have a valid and perfected first priority security interest in any significant part of the Collateral


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(other than as a direct result of a breach by Agent of any obligation imposed on
Agent under the Collateral Documents); or

8.14   FAILURE TO CONSUMMATE THE RECAPITALIZATION TRANSACTIONS.

       The Recapitalization Transactions (i) shall not be consummated in accordance with the Loan Documents and the Related Agreements prior to or concurrently with or immediately after the making of the initial Loans (and in any event on the Closing Date), or (ii) shall be unwound, reversed or otherwise rescinded or modified in whole or in part for any reason; or

8.15   ACTION UNDER RELATED FINANCING DOCUMENTS.

       Any holder of any Indebtedness evidenced by the Related Financing Documents shall file an action seeking the rescission thereof or damages or injunctive relief relating thereto; or any event shall occur which, under the terms of any Related Financing Documents, shall require Company or any of its Subsidiaries to purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire all or any portion of any Indebtedness evidenced by the Related Financing Documents; or Company or any of its Subsidiaries shall for any other reason purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire, or make any other payments in respect of, all or any portion of any Indebtedness evidenced by the Related Financing Documents, except to the extent expressly permitted by subsection 7.5:

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan (including the obligation of Swing Line Lender to make any Swing Line Loans and of Offshore Currency Funding Lender to make any Offshore Currency Loans), the obligation of Administrative Agent to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan (including the obligation of Swing Line Lender to make any Swing Line Loans and of Offshore Currency Funding Lender to make any Offshore Currency Loans), the obligation of Administrative


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Agent to issue any Letter of Credit hereunder shall thereupon terminate;
PROVIDED that the foregoing shall not affect in any way the obligations of Revolving Lenders to purchase participations in Letters of Credit as provided in subsection 3.3C or the obligations of Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(iii) or any unpaid Offshore Currency Loans as provided in subsection 2.1A(iv).

       Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

       Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Company and do not grant Company the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


SECTION 9.  THE AGENTS

9.1    APPOINTMENT.

   A. APPOINTMENT OF AGENTS. Fleet is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. DLJ is hereby appointed Syndication Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each of Syndication Agent and Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this
Section 9 are solely for the benefit of each of Syndication Agent and Administrative Agent, and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this


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Agreement, each of Syndication Agent and Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

   B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

       In the event that Administrative Agent appoints a Supplemental
Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

       Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent


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permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

9.2    POWERS AND DUTIES; GENERAL IMMUNITY.

   A.  POWERS; DUTIES SPECIFIED.  Each Lender irrevocably authorizes each
Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

   B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility, perfection or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Company to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

   C. EXCULPATORY PROVISIONS. Neither of the Agents nor any of their respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power,


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discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

   D. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

       Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into


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its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4    RIGHT TO INDEMNITY.

       Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent or Syndication Agent, as the case may be, in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5    SUCCESSOR AGENTS, SWING LINE LENDER AND OFFSHORE CURRENCY FUNDING LENDER.

   A. SUCCESSOR AGENTS. The Syndication Agent may resign at any time upon one Business Days' prior notice thereof to Company and Administrative Agent. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Syndication Agent, Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation of Syndication Agent or Administrative Agent or any such removal of Administrative Agent, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Syndication Agent or Administrative Agent, as the case may be. Upon the acceptance of any appointment as Administrative Agent or Syndication Agent, as the case may be, hereunder by a successor Administrative Agent or Syndication Agent, as the case may be, that successor Administrative Agent or Syndication Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent or Syndication Agent, as the case may be, and the retiring or removed Administrative Agent or Syndication Agent, as the case may be, shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's or Syndication Agent's resignation or removal hereunder as Administrative Agent or Syndication Agent, as the case may be, the provisions of this Section 9 shall


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inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Syndication Agent, as the case may be, under this Agreement.

   B. SUCCESSOR SWING LINE LENDER. The Swing Line Lender may resign at any time upon one Business Days' prior notice thereof to Company, Lenders and Administrative Agent, and Swing Line Lender may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Swing Line Lender and signed by Requisite Lenders. Upon any such notice of resignation of Swing Line Lender or any such removal of Swing Line Lender, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Swing Line Lender. After any retiring or removed Swing Line Lender's resignation or removal hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Swing Line Lender under this Agreement. Upon the acceptance of any appointment as Swing Line Lender hereunder by a successor Swing Line Lender, that successor Swing Line Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Swing Line Lender, and the retiring or removed Swing Line Lender shall be discharged from its duties and obligations under this Agreement. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Swing Line Lender in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Swing Line Lender shall surrender the Swing Line Note held by it to Company for cancellation, and (iii) Company shall issue a new Swing Line Note to the successor Swing Line Lender substantially in the form of EXHIBIT VI annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

   C. SUCCESSOR OFFSHORE CURRENCY FUNDING LENDER. The Offshore Currency Funding Lender may resign at any time upon one Business Days' prior notice thereof to Company, Lenders and Administrative Agent, and Offshore Currency Funding Lender may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Offshore Currency Funding Lender and signed by Requisite Lenders. Upon any such notice of resignation of Offshore Currency Funding Lender or any such removal of Offshore Currency Funding Lender, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Offshore Currency Funding Lender. After any retiring or removed Offshore Currency Funding Lender's resignation or removal hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Offshore Currency Funding Lender under this Agreement. Upon the acceptance of any appointment as Offshore Currency Funding Lender hereunder by a successor Offshore Currency Funding Lender, that successor Offshore Currency Funding Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Offshore Currency Funding Lender, and the retiring or removed Offshore


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Currency Funding Lender shall be discharged from its duties and obligations under this Agreement. In such event (i) Company shall prepay any outstanding Offshore Currency Loans made by the retiring or removed Offshore Currency Funding Lender, (ii) upon such prepayment, the retiring or removed Offshore Currency Funding Lender shall surrender the Offshore Currency Note held by it to Company for cancellation, and (iii) Company shall issue a new Offshore Currency Note to the successor Offshore Currency Funding Lender substantially in the form of EXHIBIT XXV annexed hereto, in the principal amount of the Offshore Currency Loan Commitment then in effect and with other appropriate insertions.

9.6    COLLATERAL DOCUMENTS AND SUBSIDIARY GUARANTY.

       Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under each Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and Guaranty; PROVIDED that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or Guaranty or
(ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); PROVIDED FURTHER, HOWEVER, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, each Agent and each Lender hereby agree that
(X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Guaranty, it being understood and agreed that all rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and
(Y) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, any Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply


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any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

9.7    OTHER TITLES.

       None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent," "co-agent", "lead manager" or "arranger" or other similar title or capacity shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "syndication agent," "co-agent", "lead manager" or "arranger" or other similar title or capacity shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


SECTION 10. MISCELLANEOUS

10.1   ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

   A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; PROVIDED that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; PROVIDED, FURTHER that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii); PROVIDED, FURTHER that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the same percentage in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation; and PROVIDED, FURTHER that, anything contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender and the Offshore Currency Loan Commitment and the Offshore Currency Loans of Offshore Currency Funding Lender may not be sold, assigned or transferred as described in clause
(i) above to any Person other than a successor Swing Line Lender or Offshore Currency Funding Lender to the extent contemplated by subsection 9.5. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such


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Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

   B.  ASSIGNMENTS.

       (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 in the case of Lenders other than DLJ and $3,000,000 in the case of DLJ (or in either case such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender or as may be consented to by Company and Agents) to any other Eligible Assignee with the consent of Company (which consent shall only be required so long as no Event of Default has occurred and is continuing) and, with respect to all Lenders other than DLJ, Syndication Agent and Administrative Agent (which consent of Company, Syndication Agent and Administrative Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 (to be assessed at Administrative Agent's election) and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; PROVIDED that, anything contained in any of the Loan


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

     Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of EXHIBIT IV, EXHIBIT V, EXHIBIT VI or EXHIBIT XXV annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans, as the case may be, of the assignee and the assigning Lender.

       (ii) ACCEPTANCE BY ADMINISTRATIVE AGENT; RECORDATION IN REGISTER.
     Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Agents and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)),
     (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

   C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5,
(a) any participation will give rise to a


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direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

   D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; PROVIDED that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

   E.  INFORMATION.  Each Lender may furnish any information concerning
Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.20.

   F. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2   EXPENSES.

       Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Agents or Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Arranger and Syndication Agent (including allocated costs of internal counsel) in


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connection with the negotiation, preparation and execution of the Loan Documents and after the Closing Date, the reasonable fees, expenses and disbursements of counsel to Agents in connection with the administration of the Loan Documents and with respect to any consents, amendments, waivers or other modifications to the Loan Documents and any other documents or matters requested by Company;
(iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to each of Syndication Agent and Administrative Agent and of counsel providing any opinions that Syndication Agent, Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto;
(v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Syndication Agent, Administrative Agent or their respective counsel) of obtaining and reviewing any environmental audits or reports provided for under subsection 6.9B(viii); (vi) the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Arranger, Syndication Agent or Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agents and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other
Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3   INDEMNITY.

       In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Arranger, Agents and Lenders, and the officers, directors, trustees, employees, agents and affiliates of Arranger, Agents and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); PROVIDED that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of


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that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

       As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or
(iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

       To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4   SET-OFF.

       In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit,


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whether matured or unmatured, but not including trust accounts) and any other
Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

10.5   RATABLE SHARING.

       Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.


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10.6   AMENDMENTS AND WAIVERS.

       No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; PROVIDED that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; increases the maximum amount of Letters of Credit or of Commercial Letters of Credit or Standby Letters of Credit; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date (but not the date of any scheduled installment of principal) of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; releases any Lien granted in favor of Administrative Agent with respect to 25% or more in aggregate fair market value of the Collateral, other than in accordance with the Loan Documents; releases any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents; or changes in any manner the provisions contained in subsection
8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in
Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Agents and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of subsection 2.1A(iv) or of any other provision of this Agreement relating to the Offshore Currency Loan Commitment or the Offshore Currency Loans shall be effective without the written concurrence of the Offshore Currency Funding Lender, (iv) no amendment, modification, termination or waiver of any provision of subsection 2.1A(iii) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, and (v) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agents shall be effective without the written concurrence of Agents. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent


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

shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

10.7   INDEPENDENCE OF COVENANTS.

       All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8   NOTICES.

       Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service, to the address or number, as the case may be, specified on
SCHEDULE 1.1, and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to Agents shall not be effective until received; PROVIDED FURTHER that any matter transmitted by Company by telefacsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 1.1, and (ii) shall be followed promptly by delivery of a hard copy original thereof. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof, on Schedule 1.1 annexed hereto or (i) as to Company and Agents, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.9   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

       A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

       B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the


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

Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

       No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11  MARSHALLING; PAYMENTS SET ASIDE.

       None of Agents or Lenders shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or any of Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12  SEVERABILITY.

       In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13  OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

       The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a

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

partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14  HEADINGS.

       Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15  APPLICABLE LAW.

       THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16  SUCCESSORS AND ASSIGNS.

       This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

       ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;


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

          (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

          (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
       SECTION 5-1402 OR OTHERWISE.

10.18  WAIVER OF JURY TRIAL.

       EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS,


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

RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19  JUDGMENT.

       If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of Company in respect of any such sum due from it to Administrative Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by Administrative Agent of any sum adjudged to be so due in the Judgment Currency, Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Administrative Agent in the Agreement Currency, Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement currency so purchased is greater than the sum originally due to Administrative Agent in such currency, Administrative Agent agrees to return the amount of any excess to Company (or to any other Person who may be entitled thereto under applicable law).

10.20  CONFIDENTIALITY.

       Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates and professional advisors of such Lender or disclosures reasonably required by (a) any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or (b) by any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors provided that such contractual counterparty or professional advisor to such contractual counterparty agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder, or disclosures


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

required or requested by any governmental agency or representative thereof or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED, FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.21  COUNTERPARTS; EFFECTIVENESS.

       This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agents of written or telephonic notification of such execution and authorization of delivery thereof.

        [Remainder of page intentionally left blank]


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

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



COMPANY:

                                WAVETEK CORPORATION


                                By:   /s/ Vickie L. Capps
                                     --------------------------------------
                                     Name:   Vickie L. Capps
                                           --------------------------------
                                     Title:  Chief Financial Officer
                                            -------------------------------

                                Notice Address:     11995 El Camino Real
                                                    Suite 301
                                                    San Diego, CA  92130
                                                    Tel:  (619) 793-2300
                                                    Fax:  (619) 793-2310

       LENDERS:

                           DLJ CAPITAL FUNDING, INC., individually and as Syndication Agent


                           By:     /s/ Eric Swanson
                                  ----------------------------------------
                           Title:  Managing Director
                                  ----------------------------------------

                           Notice Address:     2121 Avenue of the Stars
                                               Los Angeles, CA 90067-5014
                                               Attention:  Eric Swanson
                                               Tel:  (310) 282-7447
                                               Fax:  (310) 282-6178

                           FLEET NATIONAL BANK
                           individually and as Administrative Agent


                           By:     /s/ Eric Van Der Mel
                                  ------------------------------------------
                           Title:  Vice President
                                  ------------------------------------------

                           Notice Address:     One Federal Street
                                               Boston, MA 02110
                                               Attention:  Eric Van der Mel
                                               Tel: (617) 346-4853
                                               Fax: (617) 346-4806

                                IMPERIAL BANK


                                By:     /s/ John Farrace
                                       --------------------------------------
                                Title:  Senior Vice President
                                       --------------------------------------

                                Notice Address:     9920 S. La Cienega
                                                    Los Angeles, CA 90301
                                                    Attention:  John Farrace
                                                    Tel:  (310) 417-5676
                                                    Fax:  (310) 417-5997

                                UNION BANK OF CALIFORNIA


                                By:     /s/ Richard Petrie
                                       -------------------------------------
                                Title:  Vice President
                                       -------------------------------------

                                Notice Address:     530 B Street, 4th Floor
                                                    San Diego, CA 92101
                                                    Attention:  Dick Petrie
                                                    Tel:  (619) 230-3754
                                                    Fax:  (619) 230-3766

                                CREDITANSTALT BANKVEREIN


                                By:     /s/ Patrick J. Rounds
                                       -------------------------------------
                                Title:  Vice President
                                       -------------------------------------

                                By:     /s/ Martin Mittag
                                       -------------------------------------
                                Title:  Deputy Chief Executive Officer
                                       -------------------------------------

                                Notice Address:     4 Embarcadero Center
                                                    Suite 630
                                                    San Francisco, CA 94111
                                                    Attention:  Pat Rounds
                                                    Tel:  (415) 788-1371
                                                    Fax:  (415) 781-0622